UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

INTELLIA THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTELLIA THERAPEUTICS, INC.

40 Erie Street
Cambridge, Massachusetts 02139

NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS

To be held June 23, 2021

You are invited to attend the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Intellia Therapeutics, Inc. (the “Company”), which will be held online on Wednesday, June 23, 2021 at 9:00 a.m. Eastern Time.  You may attend the meeting virtually via the Internet at www.virtualshareholdermeeting.com/NTLA2021, where you will be able to vote electronically and submit questions.  You will need the 16-digit control number included with the Notice of Internet Availability of Proxy Materials being mailed to you separately in order to attend the Annual Meeting.

Stockholders of record at the close of business on April 26, 2021, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement of the Annual Meeting.  The purpose of the Annual Meeting is the following:

1.

Election of three class II directors to our board of directors, each to serve until the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
4.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

You can find more information on each of the matters to be voted on at the Annual Meeting, including information regarding the nominees for election to our board of directors, in the accompanying proxy statement.  The board of directors recommends a vote:

•	“FOR” the election of each of the three nominees for class II directors,
•	“FOR” the ratification of the appointment of our independent registered public accounting firm for the fiscal year ending December 31, 2021, and
•	“FOR” the approval, on a non-binding advisory basis, of the compensation of our named executive officers, as disclosed in the accompanying proxy statement.

The Company is following the U.S. Securities and Exchange Commission’s “Notice and Access” rule that allows companies to furnish their proxy materials by posting them on the Internet.  As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”).  We are mailing the Notice on or about April 28, 2021, and it contains instructions on how to access both the 2020 Annual Report and accompanying proxy statement (the “Proxy Materials”) over the Internet. This method provides our stockholders with expedited access to Proxy Materials and not only lowers the cost of printing and distribution but also reduces the environmental impact of the Annual Meeting. If you would like to receive a paper copy of the Proxy Materials, free of charge, please follow the instructions on the Notice.

Whether or not you expect to attend the Annual Meeting online, we encourage you to read the accompanying proxy statement and vote your shares as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting on the Internet as described in the instructions included in the Notice, by telephone by calling 1-800-690-6903 and following the recorded instructions or, if you requested and received a paper copy of the Proxy Materials, by signing, dating and returning the enclosed proxy card.  If you vote your shares on the Internet or by telephone, you will need to enter the 16-digit control number provided in the Notice.  Your vote is important regardless of the number of shares you own.  If you attend the Annual Meeting online, you may vote your shares during the Annual Meeting virtually via the Internet even if you previously voted your proxy.  Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By order of the Board of Directors,

/s/ John M. Leonard
John M. Leonard, M.D. President and Chief Executive Officer

Cambridge, Massachusetts
April 28, 2021

Table of Contents

Page

PROXY STATEMENT FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS	1
IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
PROPOSAL NO. 1 – ELECTION OF THREE CLASS II DIRECTORS	5
PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INTELLIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	14
PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION	16
TRANSACTION OF OTHER BUSINESS	17
CORPORATE GOVERNANCE	18
COMPENSATION DISCUSSION AND ANALYSIS	26
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	36
REPORT OF THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE	45
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	46
PRINCIPAL STOCKHOLDERS	48
REPORT OF THE AUDIT COMMITTEE	50
HOUSEHOLDING	51
STOCKHOLDER PROPOSALS	51

INTELLIA THERAPEUTICS, INC.

40 Erie Street
Cambridge, Massachusetts 02139
857-285-6200

PROXY STATEMENT

FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS

to be held June 23, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders (the “Annual Meeting”) of Intellia Therapeutics, Inc., which will be held online on Wednesday, June 23, 2021 at 9:00 a.m. Eastern Time.  You may attend the Annual Meeting virtually via the Internet at www.virtualshareholdermeeting.com/NTLA2021, where you will be able to vote electronically and submit questions.  The board of directors of Intellia Therapeutics, Inc. is using this proxy statement to solicit proxies for use at the Annual Meeting.  In this proxy statement, unless expressly stated otherwise or the context otherwise requires, the use of “Intellia,” “Company,” “our,” “we” or “us” refers to Intellia Therapeutics, Inc. and its subsidiary.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies.  If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting.  You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be Held on June 23, 2021

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials on or about April 28, 2021.

This proxy statement and our 2020 Annual Report on Form 10-K are available for viewing, printing and downloading at www.proxyvote.com.

A copy of our 2020 Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, as well as this proxy statement, will be furnished without charge to any stockholder upon written request to our principal executive offices at Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary, by calling 1-800-579-1639 or by emailing IRcontact@intelliatx.com.  This proxy statement and our 2020 Annual Report are also available on the SEC’s website at www.sec.gov.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Purpose of the Annual Meeting

At the Annual Meeting, our stockholders of record as of April 26, 2021 will consider and vote on the following matters:

1.

Election of three class II directors to our board of directors, each to serve until the 2024 annual meeting of stockholders and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;

2.	Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
3.	Approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
4.	Transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, we are not aware of any business to come before the Annual Meeting other than the first three items noted above.

Board of Directors Recommendation

Our board of directors unanimously recommends that you vote:

FOR the election of the three nominees to serve as the class II directors on our board of directors, each for a three-year term;

FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021; and

FOR the approval, on a non-binding advisory basis, of the compensation of our named executive officers.

Availability of Proxy Materials

We are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of the accompanying proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”) on or about April 28, 2021, and it contains instructions on how to access those documents over the Internet. You will need the 16-digit control number included on the Notice to access these materials. If you would like to receive a paper copy of the Proxy Materials, free of charge, you can do so upon written request to our principal executive offices at Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary, by calling 1-800-579-1639 or by emailing sendmaterial@proxyvote.com.  To try to ensure that you receive these materials in time to vote at the annual meeting of stockholders, please make your request to the Company prior to June 9, 2021.  This proxy statement and our 2020 Annual Report are also available on the SEC’s website at www.sec.gov.

Who Can Vote at the Annual Meeting

Only stockholders of record at the close of business on the record date of April 26, 2021 are entitled to receive notice of the Annual Meeting and to vote the shares of common stock of the Company that they held on that date.  As of April 26, 2021, there were 68,120,022 shares of common stock issued and outstanding.  Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Difference between a “stockholder of record” and a beneficial owner of shares held in “street name”

Stockholder of Record.  If you own shares that are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered a “stockholder of record” of those shares.  For these shares, the Notice has been sent to you directly by us. You may vote your shares by proxy prior to the Annual Meeting by following the instructions contained on the form of proxy card.

Beneficial Owners of Shares Held in Street Name.  If you own shares that are held in a brokerage account or by a bank, trust or other nominee or custodian, then you are considered the beneficial owner of those shares, which are held in “street name.”  With respect to these shares, your Proxy Materials have been forwarded to you by that organization.  The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting.  As the beneficial owner, you have the right to instruct that organization as to how to vote the shares held in your account by following the instructions contained on the voting instruction card provided to you by that organization.

How to Vote

If you are a stockholder of record, there are several ways for you to vote your shares.

•

By Internet.  You may vote at www.proxyvote.com, 24 hours a day, seven days a week.  You will need the 16-digit control number included on your Notice.  Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, on June 22, 2021.

•

By Telephone.  You may vote using a touch-tone telephone by calling 1-800-690-6903, 24 hours a day, seven days a week.  You will need the 16-digit control number included on your Notice.  Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, on June 22, 2021.

•

By Mail.  If you requested and received a paper copy of the Proxy Materials you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope. Votes submitted through the mail must be received by June 22, 2021.

•	During the Annual Meeting. You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/NTLA2021. You will need the 16-digit control number included on your Notice.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in “street name” will depend on the voting processes of the organization that holds your shares.  Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.  If you hold your shares of Intellia common stock in multiple accounts, you should vote your shares as described in each set of Proxy Materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

Quorum

A quorum of stockholders is necessary to hold a valid meeting.  Our second amended and restated by-laws provide that a quorum will exist if stockholders holding a majority of the shares of stock issued and outstanding and entitled to vote are present at the meeting virtually via the Internet or by proxy.  Under the General Corporation Law of the State of Delaware (the “DGCL”), abstentions and broker non-votes count as present for establishing a quorum but will not be counted as votes cast.  If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Ballot Measures Considered “Routine” and “Non-Routine”

The election of the class II directors (“Proposal No. 1”) and the non-binding advisory approval of the compensation of our named executive officers (“Proposal No. 3”) are considered non-routine matters under applicable rules.  A broker or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposals No. 1 and 3.

The ratification of the appointment of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2021 (“Proposal No. 2”) is a matter considered routine under applicable rules.  A broker or other nominee may generally exercise discretionary authority and vote on routine matters.  If all brokers exercise this discretionary authority, no broker non-votes are expected to exist in connection with Proposal No. 2.

Votes Required For the Matters to Be Voted on at the Annual Meeting

To be elected, each of the three directors nominated in Proposal No. 1 must receive a plurality of the votes cast and entitled to vote at the meeting, meaning that the three director nominees receiving the most votes will be elected.

The ratification of the appointment of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm in Proposal No. 2 requires the affirmative vote of the majority of the shares of common stock entitled to vote at the meeting and cast “for” or “against” such matter.

The approval, on a non-binding advisory basis, of the compensation of our named executive officers in Proposal No. 3 requires the affirmative vote of the majority of the shares of common stock entitled to vote at the Annual Meeting and cast “for” or “against” such matter.  Because your vote is advisory, it will not be binding on the board of directors or its compensation and talent development committee (the “compensation committee”), but the board of directors and compensation committee will review the voting results and take them into consideration when making future decisions about executive compensation.

Method of Counting Votes

Each holder of common stock is entitled to one vote at the Annual Meeting on each matter to come before the Annual Meeting, including the election of a director, for each share held by such stockholder as of the record date.  Votes cast at the Annual Meeting or by proxy by mail, via the Internet or by telephone will be tabulated by the inspector of election appointed for the Annual Meeting, who will also determine whether a quorum is present.

Abstentions and broker “non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner.

Revoking a Proxy; Changing Your Vote

If you are a stockholder of record, you may revoke your proxy before the final vote is taken at the Annual Meeting:

•	by signing and returning a new proxy card with a later date, to be received no later than June 22, 2021;
•	by submitting a later-dated vote by telephone or via the Internet; please note that only your latest Internet or telephone proxy received by 11:59 p.m. Eastern Time, on June 22, 2021, will be counted;
•	by participating in the Annual Meeting on June 23, 2021 at 9:00 a.m. Eastern Time virtually via the Internet and voting again; or
•

by filing a written revocation with our corporate secretary, to be received no later than June 22, 2021.  The written revocation should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary.

If your shares are held in “street name,” you must contact the bank, broker or other nominee holding your shares and follow their instructions for revoking or changing your vote.

Your attendance at the Annual Meeting online will not automatically revoke your proxy.

Costs of Proxy Solicitation

We will bear the costs of soliciting proxies.  In addition to solicitations by mail, our directors, officers, employees and agents, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means. We have hired Broadridge Financial Solutions, Inc. to assist us in the distribution of Proxy Materials. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning, and tabulating the proxies.

Voting Results

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF THREE CLASS II DIRECTORS

Our board of directors currently consists of eight members.  In accordance with the terms of our second amended and restated certificate of incorporation and second amended and restated by-laws, our board of directors is divided into three classes, class I, class II and class III, with members of each class serving staggered three-year terms.  The members of the classes are divided as follows:

•	the class I directors are John F. Crowley and Jesse Goodman, M.D., M.P.H., and their term will expire at the annual meeting of stockholders to be held in 2023;
•	the class II directors are Fred Cohen, M.D., D.Phil., Jean-François Formela, M.D., and Frank Verwiel, M.D., and their term will expire at the Annual Meeting; and
•	the class III directors are Caroline Dorsa, Georgia Keresty, Ph.D., M.P.H., and John M. Leonard, M.D., and their term will expire at the annual meeting of stockholders to be held in 2022.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be nominated by our board of directors and elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our second amended and restated certificate of incorporation and second amended and restated by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors.  Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the outstanding shares then entitled to vote in an annual election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Fred Cohen, M.D., D.Phil., Jean-François Formela, M.D. and Frank Verwiel, M.D. for election as the class II directors at the Annual Meeting.  The nominees are presently directors and have indicated a willingness to continue to serve as directors, if elected.  If a nominee becomes unable or unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our board of directors.

We believe that it is essential that our board members represent diverse backgrounds and experiences, as set forth in our Amended and Restated Corporate Governance Guidelines.  Our Amended and Restated Corporate Governance Guidelines provide that the value of diversity should be considered in determining director candidates as well as other factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest. Accordingly, the board of directors includes the value of seeking diversity in considering whom to elect or nominate for membership in the board of directors, and expressly states that nominees shall not be discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.  The board of directors seeks candidates that have broad experience and skills in areas important to the operation of our Company. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our board to promote our strategic objectives and fulfill its responsibilities to our stockholders. In this context, we also consider a variety of attributes in selecting nominees to our board, such as:

•

an understanding of, and experience in, the biotechnology and pharmaceutical industries, research and academic organizations and governmental regulatory agencies, and the scientific and legal landscapes in which such entities operate;

•	an understanding of, and experience in, accounting oversight and governance, finance, and complex business transactions;
•	leadership experience and significant accomplishments at public companies, government, non-profit entities, academic institutions or other comparable organizations;
•

demonstrated business acumen, experience, and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and willingness and ability to contribute positively to the decision-making process of the Company;

•	long-term reputation for the highest personal and professional integrity, honesty and adherence to high ethical standards; and
•	demonstrated contribution as a member of other boards of directors, and sufficient time and availability to devote to the Company’s affairs.

These factors and others are considered useful by our board of directors and are reviewed in the context of an assessment of the perceived needs of our board at a particular point in time.

Nominees for Election as Class II Directors

Biographical information, including principal occupation and business experience during the last five years, for our nominees for election as the class II directors at our Annual Meeting is set forth below as of April 26, 2021.

Age	Director Since

Fred Cohen, M.D., D.Phil., has served as a member of our board of directors since January 2019. Dr. Cohen co-founded Vida Ventures, a biotechnology venture capital fund, in 2017 and has served as one of its senior managing directors since then. From 2001 to 2016, he was a partner of TPG, a private equity company, and served as the co‑head of its biotechnology group, TPG Biotech, a venture capital fund that he founded in 2001.  Dr. Cohen currently serves as a senior advisor to TPG. From 1988 through December 2014, Dr. Cohen was a professor of cellular and molecular pharmacology at the University of California, San Francisco (“UCSF”), where he also held various clinical responsibilities, including as a research scientist, an internist for hospitalized patients, a consulting endocrinologist, and chief of the division of endocrinology and metabolism.  He is a member of the board of trustees of the UCSF Foundation.  Dr. Cohen currently serves on the boards of directors of Progyny, Inc., CareDx, Inc., UroGen Pharma Ltd., and Veracyte, Inc. Within the last five years, Dr. Cohen has also served on the boards of directors of the following public biotechnology and pharmaceutical companies: Genomics Health, Inc. (until November 2019), Tandem Diabetes Care, Inc. (until June 2019), BioCryst Pharmaceuticals, Inc. (until January 2019), Five Prime Therapeutics, Inc. (until May 2018), and Roka Bio Science (until its acquisition in October 2017).  Dr. Cohen was a co-founder and executive chairperson of privately held Cell Design Labs, which was acquired by Gilead Sciences, Inc. (“Gilead”) in December 2017.  He holds a B.S. in molecular biophysics and biochemistry from Yale University, a D.Phil. in molecular biophysics from Oxford University, and an M.D. from Stanford University.  Dr. Cohen completed his postdoctoral training and postgraduate medical training in internal medicine and endocrinology at UCSF. He is a fellow of the American College of Physicians and the American College of Medical Informatics, and a member of the American Society for Clinical Investigation and Association of American Physicians. Dr. Cohen was elected to the National Academy of Medicine in 2004 and the American Academy of Arts and Sciences in 2008. Dr. Cohen currently serves on the board of directors of various private biotechnology and healthcare companies.  We believe that Dr. Cohen’s vast experience in the biotechnology industry, including providing strategic advice and oversight to preclinical, clinical and commercial biopharmaceutical companies, and in medicine, as a researcher, professor and clinician, provides him with the qualifications and skills to serve as a director of our Company.

64	January 2019

Age	Director Since

Jean-François Formela, M.D., has served as a member of our board of directors since our founding in May 2014.  Dr. Formela is currently a partner at Atlas Venture, a life sciences-focused venture capital firm, which he joined in 1993 to build the Life Sciences franchise.  Prior to joining Atlas Venture, Dr. Formela served as a senior director of medical marketing and scientific affairs at Schering-Plough Corporation, a pharmaceutical company which has since merged with Merck & Co., Inc. (“Merck”).  Dr. Formela began his career as a physician practicing emergency medicine at Necker University Hospital in Paris.  Dr. Formela currently serves on the board of directors of Translate Bio, Inc., Spero Therapeutics, Inc. and Ikena Oncology, Inc.  Within the last five years, he also served on the board of directors of Egalet Corporation (now known as Zyla Life Sciences) until April 2017. Dr. Formela currently serves on the board of directors of various private biotechnology and healthcare companies.  Dr. Formela is a member of the Partners Healthcare Innovation Advisory Board and a former trustee of the Boston Institute of Contemporary Art. He also is a member of the MGH Research Institute advisory council.  He received his M.D. from the Paris University School of Medicine and his M.B.A. from Columbia University.  We believe Dr. Formela’s experience as an investor and board member in the life sciences industry, as well as his scientific and medical knowledge, provide him with the qualifications and skills to serve as a director of our Company.

64	May 2014

Age	Director Since

Frank Verwiel, M.D., has served as the chairperson of our board of directors since February 2020 after joining as a member in July 2017.  From July 2005 to February 2008, Dr. Verwiel served as president, chief executive officer and a member of the board of directors of Axcan Pharma, Inc. (“Axcan”), a public specialty pharmaceutical company. Dr. Verwiel continued with these responsibilities after taking Axcan private in February 2008 and through February 2014 when the company, which had changed its name to Aptalis Pharma, Inc. (“Aptalis”), was acquired by Forest Laboratories, Inc.  Prior to joining Aptalis, Dr. Verwiel held international senior management positions with Merck, including as vice president, hypertension, worldwide human health marketing from June 2001 to May 2005.  He concurrently served as a leader of Merck’s worldwide hypertension business strategy team. Dr. Verwiel was also managing director of Merck’s Dutch subsidiary from June 1996 to May 2001.  Prior to his tenure at Merck, he had international leadership positions at Servier Laboratories, a pharmaceutical company, from 1988 until 1995.  Dr. Verwiel currently serves on the boards of directors of ObsEva SA, a biopharmaceutical company, which he joined in January 2016, and for which he is currently the chairman of its board of directors, and Bavarian Nordic A/S, a biopharmaceutical vaccine company, which he joined in April 2016.  Within the last five years, Dr. Verwiel has also served on the boards of directors of the following public biotechnology and pharmaceutical companies: Achillion Pharmaceuticals, Inc. (until January 2020, when it was acquired by Alexion Inc.) and Avexis, Inc. (until May 2018, when it was acquired by Novartis AG). Dr. Verwiel was also a member of the board of directors of the Biotechnology Innovation Organization from February 2013 to April 2014 and currently serves on the board of directors of a private biopharmaceutical company.  Dr. Verwiel holds an M.D. from Erasmus University, Rotterdam in the Netherlands and an M.B.A. from INSEAD, Fontainebleau in France. We believe that Dr. Verwiel’s experience as an executive leader and board member in the biopharmaceutical industry, from preclinical companies to large multinational entities, as well as his business, scientific and medical knowledge, provide him with the qualifications and skills to serve as a director of our Company.

58	July 2017

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy.  The nominees have consented to serve as our directors if elected.  However, if a nominee is unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The board of directors recommends voting “FOR” the election of Fred Cohen, M.D., D.Phil., Jean-François Formela, M.D. and Frank Verwiel, M.D., as the class II directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2024.

Directors Continuing in Office

Biographical information, including principal occupation and business experience during the last five years, for our directors continuing in office is set forth below.

Class I Directors (Term Expires at 2023 Annual Meeting)

Age	Director Since

John F. Crowley has served as a member of our board of directors since October 2020.  Mr. Crowley has served as a Director, Chairman and Chief Executive Officer of Amicus Therapeutics, Inc. (“Amicus”) since February 2010 and has been its Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman.  Mr. Crowley has also served as a director of Amicus since August 2004, except for the period from September 2006 to March 2007 when he was in active-duty service in the United States Navy (Reserve).  Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University’s School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.  We believe Mr. Crowley possesses strong leadership qualities, demonstrated through his service as an executive in the pharmaceutical industry, including his current and prior roles as Chief Executive Officer of commercial and development stage biopharmaceutical companies.  We believe that these qualities, along with Mr. Crowley’s extensive and intimate knowledge of the rare disease community and the needs of people living with rare diseases, provide him with the qualifications and skills to serve as a director of our Company.

54	October 2020
Age	Director Since

Jesse Goodman, M.D., M.P.H., has served as a member of our board of directors since October 2018.  Since March 2014, Dr. Goodman has been the director of the Center on Medical Product Access, Safety and Stewardship, and professor of medicine and attending physician in infectious diseases at Georgetown University. Dr. Goodman also is an infectious disease physician at the Washington DC Veterans Affairs and Walter Reed Medical Centers.  Dr. Goodman serves on the board of directors of GlaxoSmithKline plc, a multinational pharmaceutical company, which he joined in 2016 and chairs that board’s science committee. Dr. Goodman also has served as a president (2015 to 2020) and member (2015 to present) of the board of trustees of the United States Pharmacopeia.  He is also a member of the board of scientific counselors for infectious diseases of the Centers for Disease Control and Prevention (“CDC”).  From 2009 until February 2014, Dr. Goodman served as the chief scientist of the U.S. Food and Drug Administration (“FDA”).  Dr. Goodman also served as deputy commissioner for science and public health at the FDA from 2009 through 2012.  Prior to that, Dr. Goodman was the director of the FDA’s Center for Biologics Evaluation and Research from 2003 to 2009 and a senior advisor to the FDA commissioner from 1998 through 2000.  Prior to his government service, Dr. Goodman was professor of medicine and chief of infectious diseases at the University of Minnesota.  Dr. Goodman has served on numerous advisory boards and committees for national and international health care organizations, including the CDC, the National Institute of Health, the World Health Organization and the Coalition on Epidemic Preparedness Innovations.  Dr. Goodman received a B.S. in biology from Harvard College, a master’s in public health from the University of Minnesota and an M.D. from the Albert Einstein College of Medicine, and did his residency and fellowship training in medicine, infectious diseases and oncology at the Hospital of the University of Pennsylvania and at the University of California in Los Angeles, where he was also chief medical resident. He has been elected to the Institute of Medicine of the National Academy of Sciences. We believe that Dr. Goodman’s expertise in medicine, biopharmaceutical regulatory requirements and public health, including as a professor, practicing clinician and senior government leader, provides him with the qualifications and skills to serve as a director of our Company.

69	October 2018

Class III Directors (Term Expires at 2022 Annual Meeting)
	Age	Director Since

Caroline Dorsa has served as a member of our board of directors since December 2015.   Currently Ms. Dorsa also serves as a member of the board of directors of Biogen Inc., a multinational biotechnology company, since 2010, and Illumina, Inc., a global genetic tool and integrated systems developer, since January 2017. Ms. Dorsa served as the executive vice president and chief financial officer of Public Service Enterprise Group Incorporated, a diversified energy company, from April 2009 until her retirement in October 2015 and served on its board of directors from February 2003 to April 2009.  From February 2008 to April 2009, she served as senior vice president, global human health, strategy and integration at Merck.  From November 2007 to January 2008, Ms. Dorsa served as senior vice president and chief financial officer of Gilead.  From February 2007 to November 2007, she served as senior vice president and chief financial officer of Avaya, Inc., a telecommunications company.  From 1987 to January 2007, Ms. Dorsa held various financial and operational positions at Merck, including vice president and treasurer, executive director of U.S. customer marketing, and executive director of U.S. pricing and strategic planning.  Ms. Dorsa received her B.A. in history from Colgate University and her M.B.A. from Columbia University.  We believe Ms. Dorsa’s executive leadership experience and board member experience in large multinational pharmaceutical companies, as well as her operational, financial and accounting expertise and knowledge of the pharmaceutical industry and other major industries, provide her with the qualifications and skills to serve as a director of our Company.

	62	December 2015
	Age	Director Since

Georgia Keresty, Ph.D., M.P.H., has served as a member of our board of directors since April 2021.  Dr. Keresty served as the Chief Operating Officer for Takeda Research and Development (“Takeda R&D”), a division of Takeda Pharmaceuticals USA, Inc. (“Takeda”) from December 2017 to December 2020.  During Dr. Keresty’s time at Takeda, she also served as Takeda R&D’s Global Head of Medical Sciences and Development Operations.  Prior to her time at Takeda, Dr. Keresty worked at Johnson & Johnson from July 2003 to September 2017, serving in multiple roles including as Vice President and Global Head, Pharmaceutical Development and Manufacturing Science.  Dr. Keresty has also worked at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation.  Dr. Keresty earned a B.S. in chemical engineering from Clarkson University and a B.S. in computer science from Ramapo College of New Jersey.  Dr. Keresty also earned an M.S. in information systems from Pace University, an M.B.A. and Ph.D. in operations management from Rutgers Business School and an M.P.H. in Global Health Leadership from the University of Southern California.  Dr. Keresty achieved her NACD Directorship Certification in September 2020, and serves on the board of directors of Solid Biosciences, Inc., Aspen Technology, Inc. and Commissioning Agents, Inc., a privately held global engineering services firm serving the pharmaceutical and technology industries.  Dr. Keresty is also on the board of trustees for Clarkson University.  We believe that Dr. Keresty’s leadership experience and vast experience with manufacturing and research and development in the pharmaceutical industry provide her with the qualifications and skills to serve as a director of our Company.

	59	April 2021

Age	Director Since

John M. Leonard, M.D., has served as our president and chief executive officer since January 2018, and as a member of our board of directors since July 2014.  Dr. Leonard has over 30 years of combined experience in medicine and pharmaceutical research and development.  He previously served as our executive vice president, research and development from January 2017 to January 2018, and prior to that served as our chief medical officer from July 2014 to January 2017.  Prior to joining Intellia, Dr. Leonard was chief scientific officer and senior vice president of research & development at AbbVie, Inc. (“AbbVie”), a global biopharmaceutical company, from its spin-out from Abbott in January 2013 until retiring at the end of 2013.  Prior to the formation of AbbVie, from 2008 to 2012, he was global head of pharmaceutical research & development at Abbott, a multinational pharmaceutical and health care products company, and before that served in various research and development roles at Abbott beginning in 1992. Since October 2016, Dr. Leonard has served on the board of directors of IQVIA Holdings Inc., a multinational health information technology and clinical research company.  Between February 2015 and October 2016, he served on the board of directors of Quintiles, an international contract research organization and pharmaceutical service consulting company, which merged with IMS to form IQVIA.  In the past five years, he also served on the board of directors of Chimerix, Inc. (until March 2018) and Vitae Pharmaceuticals, Inc. (until its acquisition by Allergan plc in 2016).  Dr. Leonard also currently serves on the board of directors of a privately held biopharmaceutical company.  He received a B.A. in biochemistry from the University of Wisconsin at Madison and an M.D. from Johns Hopkins University.  Dr. Leonard completed his residency in internal medicine at Stanford University School of Medicine, and then completed a postdoctoral fellowship in molecular virology at the National Institute of Allergy and Infectious Diseases at the National Institutes of Health.  We believe that Dr. Leonard’s extensive experience as an executive leader in drug development and the biopharmaceutical industry provides him with the qualifications and skills to serve as a director of our Company.

63	July 2014

There are no family relationships between or among any of our directors or executive officers.  The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.  There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or in which any such person has a material interest adverse to us or our subsidiary.

Summary of Board Qualifications and Experience

Intellia Tenure in Years	Other Public Board Experience	Committees*			Industry		Function/Experience							
			Audit	Compensation	Nominating & Governance	Biopharma/Biotech	Pharmaceutical	CEO/President/COO	CFO or Financial Expert	Strategy/Corp. Development	Private Equity/Venture	R&D	Manufacturing/Quality	Regulatory	M.D./Ph.D.
Caroline Dorsa	6	X	C	X		X	X		X	X					
Frank Verwiel, M.D.	4	C	C		C	X	X	X		X					X
Fred Cohen, M.D., D.Phil.	2	X		X	X	X					X	X			X
Georgia Keresty, Ph.D., M.P.H.	<1	X	X		X		X	X				X	X		X
Jean-François Formela, M.D.	7	X	X	C		X	X				X				X
Jesse Goodman, M.D., M.P.H.	3	X			X							X		X	X
John Crowley	<1	C		C	C	X	X	X		X					
Non-Independent Directors															
John M. Leonard, M.D.	7	X	X	X	X	X	X	X				X			X

* C denotes Chairperson experience

We are focused on using the novel CRISPR/Cas-9 genome-editing technology to develop proprietary, potentially curative therapeutics that may permanently edit and/or correct disease-associated genes in the human body with a single treatment course, as well as creating engineered cell therapies to treat immune-oncological and auto-immunological diseases.  We recently transitioned into a clinical stage company, and our goal is to ultimately build a full-spectrum genome editing company that leverages our modular platform to develop and commercialize therapies for diseases with high unmet need.  We believe that our current board members, individually and as a group, have the necessary experience, knowledge and abilities to set our strategic objectives and oversee our Company as we implement our strategy.  Each of our directors is an experienced board member of publicly held companies with commercial products, and each has served on key board committees, including audit, compensation and nominating and governance committees.  They each use this experience to ensure appropriate oversight and strategic direction of Intellia’s matters.  Many of our board members, such as Drs. Cohen, Formela and Verwiel and Mr. Crowley, have been board members or executive leaders of start-up and mid-sized biopharmaceutical companies that developed therapeutic candidates using novel technologies and transitioned from preclinical to clinical and commercial stages, and use this experience to inform Intellia’s strategy.  Others, such as Ms. Dorsa and Drs. Keresty and Leonard, held executive leadership positions in established pharmaceutical companies with significant commercial therapeutic products, which helps ensure that our long-term strategy includes consideration of these factors.  Dr. Goodman’s experience as a regulator, Dr. Leonard’s experience as head of pharmaceutical research and development, and Dr. Keresty’s experience leading pharmaceutical operations and manufacturing functions allow each to provide critical input and oversight into the clinical development and manufacturing of our product candidates, both currently and in the future.  Ms. Dorsa is a financial expert, who led key financial functions in both pharmaceutical and non-pharmaceutical industries, and Drs. Cohen, Formela and Verwiel are experienced private and public market investors with a deep and broad understanding of the financial markets and technological landscape, including competitive and complementary technologies.  Their investing and financial experience ensures that Intellia can make optimal decisions regarding its investment and use of proceeds, and strategic decisions regarding material agreements and collaborations.  Finally, the vast majority of our board members are scientifically trained, holding advanced medical and scientific doctorates, which allows them to expertly evaluate the Company’s research and development programs within the relevant technological landscape.  For these reasons, and those set forth in their biographies above, we believe that the members of our board of directors are the appropriate stewards of Intellia as we expand our pipeline and continue to move towards approval and commercialization of our product candidates.

Although certain proxy advisory firms and institutional investors’ voting policies may consider Drs. Cohen and Formela as sitting on too many boards (or “overboarded”), the Company and its board of directors, as part of the re-nomination process, have evaluated each director’s commitment to Intellia’s board duties and responsibilities, historical contributions to the Company’s strategy and achievements, and the value of their experience, knowledge and skills in overseeing the Company and its strategy, and believe that they far outweigh any “overboarding” concerns.  As previously indicated, both Drs. Cohen and Formela are sophisticated public and private investors with exceptional knowledge of the biopharmaceutical technological landscape, including technologies that could be complementary or competitive with the Company’s.  Their diverse experience allows them to provide highly relevant, valuable input regarding research and development programs, collaborations and financing strategies for the Company.  As medical doctors (and, in the case of Dr. Cohen, as an accomplished clinical researcher), they bring an in-depth understanding of our science, the diseases that are being pursued and that the Company could potentially address, and the scientific and medical challenges that the Company must overcome, and Drs. Cohen and Formela contribute valuable guidance regarding each.  For these reasons, and those set forth in their biographies, we believe that Drs. Cohen and Formela, along with our other board members, are appropriate stewards of Intellia as we develop our platform technology, expand our pipeline and continue to move towards approval and commercialization of our product candidates. Drs. Cohen and Formela’s commitment to the Company and their director duties are further demonstrated by their respective attendance at, and level of meaningful participation in, all of the meetings of the board of directors and their assigned committees in 2020.  They are consistently prepared for meetings and are appropriately engaged with management and the other members of the board outside of the ordinary course of meetings, indicating that neither is “overboarded” in a way that negatively affects either of their service on our board.

Executive Officers Who Are Not Directors

Biographical information for our executive officers who are not directors is listed below.

Age	Officer Since

Glenn G. Goddard has served as our executive vice president, chief financial officer and treasurer since October 2018. From May 2017 to October 2018, Mr. Goddard served as the chief financial officer at Generation Bio Company. Mr. Goddard served as the senior vice president of finance and principal financial officer at Agios Pharmaceuticals, Inc. from September 2013 through November 2016, and as vice president, finance from July 2010 through September 2013. Mr. Goddard brings over 20 years of experience in emerging private and public platform-based biopharmaceutical companies. From January 2004 to June 2010, Mr. Goddard worked at Archemix Corporation, a privately held oligonucleotide platform-based biopharmaceutical company, where he most recently served as the vice president of finance.  From January 2001 through December 2003, Mr. Goddard was the corporate controller of ImmunoGen, Inc., a publicly-traded oncology-focused biopharmaceutical company. Earlier in his career, Mr. Goddard was an audit supervisor within the Technology, Communication and Entertainment group of Ernst & Young LLP and an audit manager at Feeley & Driscoll, P.C. Mr. Goddard is a graduate of Bentley College, where he earned a B.S. in accountancy, and is a certified public accountant in the Commonwealth of Massachusetts.

50	October 2018
Age	Officer Since

David Lebwohl, M.D., has served as our executive vice president, chief medical officer since April 2020. Prior to joining Intellia, Dr. Lebwohl was chief medical officer at Semma Therapeutics, Inc. (“Semma”) starting in November 2018, which was acquired by Vertex Pharmaceuticals Inc. Prior to his role at Semma, Dr. Lebwohl held numerous senior-level positions leading drug development at the global healthcare company, Novartis Pharmaceuticals Inc. (“Novartis”) from 2003 to 2018, including as senior vice president and franchise global program head, CAR-T, Promacta and SEG101 Global Program Teams. Prior to Novartis, Dr. Lebwohl led the oncology development teams at Bristol Myers Squibb Inc. Dr. Lebwohl received an undergraduate degree in Biochemical Sciences from Harvard College and an M.D. from the Yale University School of Medicine. He completed his fellowship training at Memorial Sloan Kettering Cancer Center and his residency in Internal Medicine at Brigham and Women’s Hospital in Boston. Dr. Lebwohl has authored more than 50 peer-reviewed publications and is a member of the American Society of Clinical Oncology.

66	April 2020
Age	Officer Since

José E. Rivera, J.D., has served as our executive vice president, general counsel since January 2017 and previously served as our chief operating officer and chief legal officer from April 2015 to January 2017.  He joined Intellia in July 2014 as our general counsel and chief talent officer. Prior to joining Intellia, Mr. Rivera was the vice president, chief ethics and compliance officer at AbbVie from its spin-out from Abbott in January 2013 until September 2013.  From 1996 to 2012, Mr. Rivera was a member of Abbott’s legal division serving in a number of positions of increasing responsibilities, including leading various legal groups as division vice president and associate general counsel, such as Abbott’s global intellectual property group, intellectual property litigation department, legal regulatory department and litigation department.  Mr. Rivera is a member of the board of directors of the North Suburban Legal Aid Clinic (Illinois). Mr. Rivera received his B.A. in economics from Boston College and his J.D. from Harvard Law School.

55	July 2014

Age	Officer Since

Andrew D. Schiermeier, Ph.D., has served as our executive vice president, chief operating officer since July 2019.  Prior to his current role, Dr. Schiermeier served as our executive vice president of corporate strategy and development since October 2018, as our executive vice president, corporate strategy from April 2018 through October 2018, and as our senior vice president, eXtellia, an Intellia division that focused on ex vivo research and development, from January 2017 through April 2018.  Dr. Schiermeier has over two decades of experience as an executive in the biotechnology and pharmaceutical sectors, with experience ranging from managing operations for startups to directing the strategic expansion of global brands. From March 2013 through June 2016, Dr. Schiermeier served as senior vice president, head of oncology and general manager of the Merck-Pfizer Immuno-Oncology Alliance at Merck KGaA.  From June 2016 to December 2016, Dr. Schiermeier served as an independent consultant to multiple pharmaceutical and biotechnology companies, including Verastem, Inc. and Intellia. Dr. Schiermeier served as the chief operating officer of Aura Biosciences, Inc. from January 2011 through May 2013.  From January 2012 through May 2013, Dr. Schiermeier was a corporate advisor to Pathogenica, Inc. Dr. Schiermeier served as the chief executive officer of Lantibio, Inc., from February 2007 through February 2008.  Dr. Schiermeier served in chairman and chief executive officer roles from November 2007 through December 2014 at Medicine in Need Corp, an international not-for-profit, non-governmental organization aimed at liberating burdened populations from diseases of poverty through advanced drug and vaccine delivery. Dr. Schiermeier also currently serves on the board of directors at Kynan Pharmaceuticals, a private, preclinical stage biotechnology company working on personalized therapies in oncology and auto-immune therapeutic areas.  Dr. Schiermeier earned a Ph.D. in engineering and applied mathematics from Harvard University, an M.S. in bio-mechanical engineering from Stanford University and an international M.B.A. from College des Ingenieurs in Paris, France. He holds a B.S. in mechanical engineering from Washington University in St. Louis.

51	April 2018
Age	Officer Since

Laura Sepp-Lorenzino, Ph.D., has served as our executive vice president, chief scientific officer since May 2019. Prior to joining Intellia, Dr. Sepp-Lorenzino was vice president, head of nucleic acid therapies, research, and a member of the research leadership and external innovation team at Vertex Pharmaceuticals, Inc. from September 2017 to May 2019. From April 2014 to September 2017, Dr. Sepp-Lorenzino was vice president, entrepreneur-in-residence and head of the hepatic infectious disease strategic therapeutic area at Alnylam Pharmaceuticals, Inc. She has been a member of the scientific advisory boards of Thermo Fisher Scientific Inc. and Lodo Therapeutics Corp. since October 2018 and August 2020, respectively, and in December 2020 she joined the board of directors of Taysha Gene Therapies Inc., a biopharmaceutical company focused on developing treatments for monogenic diseases in the central nervous system. Dr. Sepp-Lorenzino is also a member of the board of directors of the Oligonucleotide Therapeutics Society.  Dr. Sepp-Lorenzino earned a professional degree in biochemistry from the Universidad de Buenos Aires in Argentina and a Ph.D. in biochemistry from New York University.

60	May 2019

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.  There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiary or in which any such person has a material interest adverse to us or our subsidiary.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
AS INTELLIA’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING DECEMBER 31, 2021

Intellia’s stockholders are being asked to ratify the appointment by the audit committee of the board of directors of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  Deloitte & Touche LLP has served as Intellia’s independent registered public accounting firm since 2015.

The audit committee is responsible for selecting and appointing Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2021.  Stockholder approval is not required to appoint Deloitte & Touche LLP as Intellia’s independent registered public accounting firm.  However, the board of directors believes that submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification is good corporate governance.  If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain Deloitte & Touche LLP.  Even if the selection of Deloitte & Touche LLP is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Intellia and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Intellia incurred the following fees from Deloitte & Touche LLP for the audit of the consolidated financial statements and for other services provided during the years ended December 31, 2020 and 2019.

	2020	2019
Audit fees (1)	$930,057	$783,679
Audit-related fees (2)	1,895	1,895
Tax-related fees (3)	32,600	—
Total fees	$964,552	$785,574

(1)

Audit fees consist of fees for the audit of our financial statements included in our 2020 and 2019 Annual Reports, the review of our interim financial statements included in our quarterly reports on Form 10-Q, and other professional services provided in connection with registration statements filed with the SEC.

(2)	Audit-related fees represent payment for access to the Deloitte & Touche LLP online accounting research database.
(3)	Tax-related fees represent fees for professional services provided for tax compliance, including the preparation of tax returns, tax advice and planning and assistance.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm.  This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services, other than non-audit services that are “de minimis” under Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the service or category of service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee, or one or more members of the audit committee delegated by the audit committee, may pre-approve all auditing services and the terms thereof and non-audit services (other than non-audit services prohibited under Section 10A(g) of the Exchange Act or the applicable rules of the SEC or the Public Company Accounting Oversight Board (the “PCAOB”)) to be provided to the Company by the independent auditors during the next 12 months, provided that if the audit committee delegates one or more of its members to make such pre-approval decisions then such delegate(s) shall present all pre-approval decisions to the full audit committee at its first meeting following such decision.  Any such pre-approval details the particular service or category of service to be provided and is also generally subject to a maximum dollar amount. The audit committee also regularly receives updates from management about the services actually performed and the associated fees and expenses actually incurred. Management must obtain the specific prior approval of the audit committee for each engagement of the independent registered public accounting firm to perform other audit-related or other non-audit services, except that one or more members of the audit committee delegated by the audit committee may pre-approve engagements for non-audit services and any such approved non-audit services must then be presented to the audit committee at its next meeting. The audit committee does not delegate its responsibility to approve services performed by the independent registered public accounting firm to any member of management.

During our 2020 and 2019 fiscal years, all of the services provided to us by Deloitte & Touche LLP were in accordance with the pre-approval policies and procedures described above.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of Deloitte & Touche LLP as Intellia’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

PROPOSAL NO. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

Intellia’s stockholders are being asked to vote, on a non-binding advisory basis, on the compensation of our named executive officers as explained herein. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. In the “Compensation Discussion and Analysis” section below, we describe our executive compensation programs and the decisions that our board of directors and its compensation committee made regarding the 2020 compensation of our named executive officers.  We have implemented a pay-for-performance focused compensation program that is designed to motivate employees, including our named executive officers, to achieve short- and long-term results that drive the Company’s success and are in the best interests of our stockholders. We believe our compensation policy strikes an appropriate balance between the implementation of responsible, measured compensation practices and the effective provision of incentives for our named executive officers to exert their best efforts for scientific and business success.

Our stockholders voted on May 21, 2019, to have advisory votes every year to approve the compensation paid to our named executive officers, and we have adopted that approach until the next required stockholder vote on the frequency of future advisory votes. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this proxy statement. Accordingly, our board of directors is asking our stockholders to vote FOR the following non-binding advisory resolution on the approval of the compensation of the Company’s named executive officers as disclosed in this proxy statement:

“BE IT RESOLVED THAT the Company’s stockholders hereby approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement for the 2021 Annual Meeting of Stockholders pursuant to Section 14A of the Exchange Act, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables.”

As this vote is advisory, it will not be binding upon our board of directors or compensation committee, and neither our board of directors nor our compensation committee will be required to take any action as a result of the outcome of this vote. However, our compensation committee values the views of our stockholders and will carefully consider the outcome of this vote when considering future executive compensation policies and decisions.

For approval, this proposal must receive the affirmative vote of the majority of shares properly cast on the proposal. Abstentions and broker non-votes will have no effect on Proposal No. 3.

The board of directors recommends voting “FOR” Proposal No. 3 to approve, on a non-binding advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the narrative disclosures that accompany the compensation tables.

TRANSACTION OF OTHER BUSINESS

Our board of directors does not know of any other matters to be raised at the Annual Meeting.  If any other matters not mentioned in this proxy statement are properly brought before the meeting, the appropriate executive officers and directors named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board, and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to current directors and potential candidates, and interviews of selected candidates by management, recruiters and members of the committee and our board.  The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

•	Nominees should have experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing;
•	Nominees should be highly accomplished in his or her respective field, with superior credentials and recognition;
•

Nominees should have demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to the current and long-term objectives of the Company and should be willing and able to contribute positively to the decision-making process of the Company;

•	Nominees should help bring diverse representation to help achieve the board’s diversity goals;
•	Nominees should be well regarded in the community and shall have a long-term reputation for the highest personal and professional integrity, honesty and adherence to high ethical standards;
•	Nominees should have sufficient time and availability to devote to the affairs of the Company, particularly in light of the number of boards of directors on which such candidate may serve;
•	Nominees should have a demonstrated history of actively contributing at board meetings, to the extent the nominee serves or has previously served on other boards; and
•	Nominees should be most effective, in conjunction with the other candidates to the board, in collectively serving the long-term interests of the stockholders.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates.  Any such proposals should be submitted to our corporate secretary at our principal executive offices no later than the close of business on the 120th day prior to the first anniversary of the date of the preceding year’s annual meeting and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate.  Stockholder proposals should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary.  Assuming that biographical and background material has been provided on a timely basis in accordance with our second amended and restated by-laws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee.  If our board of directors determines to nominate and recommend the election of a stockholder-recommended nominee, then his or her name will be included on our proxy card for the next annual meeting of stockholders.  See “Stockholder Proposals” for a discussion of submitting stockholder proposals.

Director Independence

Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors.  In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent; that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act.  Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries.  In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors consider all factors specifically relevant to determining whether a director has a relationship to such company that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including:  the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that each of the directors who served during the fiscal year ended December 31, 2020, with the exception of Dr. Leonard, and each of the nominees for director at the Annual Meeting, is an independent director, including for purposes of the rules of Nasdaq and the SEC.  In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.  In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock.  There are no family relationships among any of our directors or executive officers.  Dr. Leonard is not an independent director under these rules because he is an executive officer of the Company.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee.  Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter, and each such committee reviews its respective charter at least annually.  A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, http://ir.intelliatx.com/corporate-governance/documents-charters.

Audit Committee

Ms. Dorsa, Dr. Formela and Dr. Verwiel served on the audit committee in 2020, which is chaired by Ms. Dorsa.  Dr. Keresty joined the audit committee in April 2021.  Our board of directors has determined that each of Ms. Dorsa, Dr. Formela, Dr. Keresty and Dr. Verwiel is “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq, and has sufficient knowledge in financial and auditing matters to serve on the audit committee.  Our board of directors has designated Ms. Dorsa as an “audit committee financial expert,” as defined under the applicable rules of the SEC.  During the fiscal year ended December 31, 2020, the audit committee met five times.  The report of the audit committee is included in this proxy statement under “Report of the Audit Committee.” The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•	reviewing and approving the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•

reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

•	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•	establishing policies and procedures for the receipt, retention and treatment of finance-related complaints and concerns;
•

recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements should be included in our annual reports on form 10-K;

•	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•	preparing the audit committee report required by the Exchange Act to be included in our annual proxy statement;
•	reviewing all related person transactions for potential conflict of interest situations and determining whether to approve any such transaction; and
•	reviewing and discussing quarterly earnings press releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee following the procedures described above in Audit Committee Pre-approval Policy and Procedures under Proposal 2.

Compensation and Talent Development Committee

Dr. Cohen, Ms. Dorsa, Dr. Formela, and Mr. Karsen served on the compensation and talent development committee (the “compensation committee”) in 2020, with Dr. Formela as chair. With Mr. Karsen’s departure from the Company’s board of directors, he resigned from the compensation committee as of December 31, 2020. Mr. Crowley was appointed to the compensation committee, and to serve as committee chair, beginning January 19, 2021.  Our board of directors has determined that each member of the compensation committee is “independent” as defined in the applicable Nasdaq rules.  During the fiscal year ended December 31, 2020, the compensation committee met six times.  The compensation committee’s responsibilities include, but are not limited to:

•	annually reviewing and recommending to the board of directors the corporate goals and objectives relevant to the compensation of our chief executive officer;
•

evaluating the performance of our chief executive officer in light of such corporate goals and objectives and based on such evaluation: recommending to the board of directors the cash and equity compensation of our chief executive officer;

•

annually establishing goals and objectives, evaluating their performance against such goals and objectives, and determining the cash and equity compensation of all employees holding the level of senior vice president and above, other than our chief executive officer;

•	providing oversight of management’s decision regarding the compensation of all other members of senior management beyond the chief executive officer, executive officers and senior vice presidents;
•	reviewing, establishing and implementing our overall management compensation strategies, policies and plans;
•	reviewing and overseeing our employee compensation and employee benefit programs;
•	reviewing and approving our policies and procedures for the grant of equity-based awards under our approved equity plans;
•	reviewing and recommending to the board of directors the compensation of our non-employee directors;
•	preparing the compensation committee report, as required by SEC rules, to be included in our annual proxy statement;
•	evaluating and assessing potential and current compensation advisors to the committee in accordance with the independence standards identified in the applicable Nasdaq rules;
•	retaining and approving the compensation of any compensation advisors;
•	reviewing and approving the retention or termination of, and obtaining the advice of, any consulting firm or outside advisor engaged to assist the committee in the evaluation of compensation matters;
•	periodically reviewing and revising a peer group of companies against which to assess the Company’s executive and non-employee director compensation program and practices; and
•	reviewing the results of any stockholder proposals or votes related to executive compensation.

Compensation Committee Interlocks and Insider Participation

During 2020, the members of our compensation committee included Dr. Cohen, Ms. Dorsa, Dr. Formela and Mr. Karsen. None of the members of our compensation committee was an employee or officer of Intellia during 2020, a former officer of Intellia, or had any other relationships with us requiring disclosure herein. None of our executive officers currently serves or has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity whose executive officers served as one of our directors or a member of the compensation committee.

Nominating and Corporate Governance Committee

During 2020, Dr. Verwiel, Mr. Karsen and Dr. Goodman served on the nominating and corporate governance committee, which was chaired by Mr. Karsen until February 2020, when Dr. Verwiel became the committee chair.  With Mr. Karsen’s departure from the board of directors, he resigned from the nominating and corporate governance committee as of December 31, 2020.  Mr. Crowley and Dr. Keresty were appointed to the nominating and corporate governance committee on January 19, 2021 and April 9, 2021, respectively.  Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules.  During the fiscal year ended December 31, 2020, the nominating and corporate governance committee met ten times.  The nominating and corporate governance committee’s responsibilities include:

•	developing and recommending to the board of directors, on an annual basis, the requisite skills and criteria for board and committee membership, as well as the composition of the board as a whole;
•	reviewing the composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•	identifying individuals qualified to become members of the board of directors;
•

recommending to the board of directors the persons to be nominated for election as directors at each annual meeting of stockholders and, in the case of board vacancies, recommending director nominees to the board to fill any such vacancies;

•	recommending to the board of directors the directors to serve on each of the board’s committees;
•

developing and recommending to the board of directors a set of corporate governance guidelines, and periodically reviewing and making recommendations to the board of directors regarding such corporate governance guidelines;

•	overseeing the assessment of the effectiveness of our board of directors and its committees;
•

in regard to the consideration of any director candidates recommended by stockholders, providing a description of the material elements of a policy for considering any such director candidates, which shall include, but need not be limited to, a statement as to whether the committee will consider director candidates recommended by stockholders, and describing the procedures to be followed by stockholders in submitting such recommendations;

•	reviewing all stockholder proposals submitted to the Company and their compliance with existing corporate requirements;
•

assisting in the development of and recommending to the board of directors policies and programs with respect to environmental, health, safety, social responsibility and governance matters and monitoring the Company’s performance in implementing such policies and programs;

•	evaluating the directors and executive officers’ external commitments as it relates to independence-related requirements;
•	overseeing the board’s succession planning; and
•	overseeing the onboarding process and continuing education of the board members.

Board and Committee Meetings Attendance

The full board of directors met ten times during 2020.  During 2020, each member of the board of directors attended virtually or in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders.  All members of the board of directors then in office attended the annual meeting of stockholders on June 18, 2020.

Stock Ownership Guidelines and Policy on Trading, Pledging and Hedging of Company Stock

The compensation committee has implemented stock ownership and retention guidelines (the “Guidelines”) for our directors and executive officers (“Covered Individuals”) to ensure they have a long-term equity stake in Intellia, to closely align the interests of both the directors and executive officers to those of our stockholders and to further our commitment to corporate governance.

Under the Guidelines, directors and executive officers must maintain stock ownership at a level of at least three times their annual retainer (excluding any committee retainers) or base salary, as applicable.  For purposes of the Guidelines, stock ownership includes the value of common stock (including shares owned upon the vesting of restricted stock units), 65% of the net value of any vested and unexercised stock options, and 65% of the value of unvested restricted stock units subject to time-based vesting.  Unvested stock options and unvested restricted stock units that are subject to performance-based vesting are not counted toward stock ownership for purposes of the Guidelines.

Covered Individuals are expected to make a good faith effort to reach the level of ownership specified in the Guidelines by the later of  the last day of (1) the 2023 fiscal year or (2) the year containing the fifth anniversary of the individual becoming a Covered Individual. Until the Covered Individual meets the required equity ownership under the Guidelines, he or she is required to retain i) 50% of all Company shares acquired during the phase-in period (net of shares withheld to cover the exercise price or tax withholding obligations); or ii) 100% of all shares he or she acquires after the phase-in period (net of shares withheld to cover the exercise price or tax withholding obligations).

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders.  In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in company securities.  Our insider trading policy expressly prohibits our directors, executive officers, and all employees and their respective affiliates from engaging in short sales, which are the sale of securities of the Company that are not owned by such individual or entity at the time of the sale.  Further, our directors, executive officers, and all other employees and their respective affiliates may not engage in any purchase or sale of puts, calls or other derivative securities of the Company or any derivative securities that provide the economic equivalent of ownership of any of our securities or an opportunity, direct or indirect, to profit from any change in the value of our securities, or other hedging transactions.  In addition, our insider trading policy expressly prohibits our directors, executive officers, and all other employees and their respective affiliates from borrowing against Company securities held in a margin account or, without prior approval from the audit committee (which will only be granted if the director, executive officer or employee can demonstrate the financial capacity to repay the loan without depending on the pledged securities), pledging our securities as collateral for a loan.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to all members of our board of directors, and to all our officers and employees, including our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.  A current copy of the code is posted on the corporate governance section of our website, which is located at http://ir.intelliatx.com/corporate-governance/documents-charters.  If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a current report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board is separated from the role of chief executive officer.  We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing our chairperson of the board to lead the board of directors in its fundamental role of providing strategic advice to, and independent oversight of, management.  Our board of directors recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to evolve and expand.  While our second amended and restated by-laws and amended and restated corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success.  We face a number of risks, including risks relating to our financial condition, research, development and clinical activities, operations, manufacturing, talent, strategic direction, cybersecurity, legal compliance and intellectual property.  Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management.  In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees below and in the charters of each of the committees.  The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee)

discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them.  When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee is responsible for reporting on the discussion to the full board of directors during the next board meeting.  This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Environmental, Social and Governance Oversight (ESG)

We believe that we have a corporate responsibility to foster a diverse and collaborative environment and to have a positive impact on our employee community and the communities in which we work and live. We believe the success of the Company’s mission largely depends on our ability to attract and retain highly skilled employees. We believe programs that foster company engagement, diversity, equity and inclusion, growth development, and environmental and social responsibility, while providing competitive compensation and benefits, will attract a diverse population of employees who will bring innovative ideas and creative solutions that will enable the achievement of our goals.

Our Culture and Values

Our culture is rooted in four core values, with the overarching theme of the promise we’ve made to patients and each other to act as one team to explore new ways of treating disease, disrupt the status quo, and deliver life-changing therapies:

One: • Respect for individuals and our unique qualities, strengths, and experiences • Our single-minded determination to excel and succeed together • Trust and rely on every one of us to triumph	Explore: • Seek new ways to tackle disease • Open our minds to be free from assumptions and be open to new ideas • Stay curious and push boundaries • Think of new ways to overcome obstacles
Disrupt: • Think courageously to create a better future • Defy conformity and interrogate the status quo • Challenge thoughts and use skepticism and imagination to develop innovative solutions	Deliver: • Focus on the objective and your determination to complete the task • Advance relentlessly and maintain high standards • Stay accountable and pull your weight

We believe these values help us build an organization where talented people from all backgrounds can make meaningful contributions to our commitment to patients and also grow their careers. Our core values guide how we work together and deliver on our mission.

We bring our values to life with programs and policies that foster and enhance our culture. Examples include:

•

All of our employees actively participate in events planned by our Cultural Ambassador program, fostering a grassroots approach to engagement with support and guidance from our executive leadership team. Our Cultural Ambassador programs aim to align our workforce around our core values, and consist of the following themes: diversity, equity and inclusion; continuous learning; wellness and sustainability; social events; and community outreach.

•	Recognition programs, including an annual Values Award, which recognizes employees who embody our core values and make strong contributions to our culture.

•	Talent management and development strategies that focus on regular coaching and feedback, collaboration and inclusivity to foster strong partnerships.

•

Regular all-company meetings (or Town Halls) to discuss key company updates, achievements and projects, and answer questions or concerns from our employees, which have been especially important to continue engagement during the COVID-19 pandemic.

Our Employees

Diversity and Inclusion:

As we continue to grow as an organization, we remain dedicated to championing a culture that celebrates diversity and fosters a collaboration inside the organization. We are committed to increasing representation of under-represented minorities at Intellia, particularly in leadership roles. As of March 31, 2021, our team of Senior and Executive Vice Presidents is diverse in both gender and ethnicity, as 50% of that group is female and 50% of that same leadership group is ethnically diverse.  Across our workforce, our employee population consists of 57% women and 43% men. Although the COVID-19 pandemic prevented us from doing so in person, we continue to celebrate and educate about our diversity through virtual employee events, awareness campaigns and other programs.  Our recruiting team underwent bias awareness training, and we have sponsored career fairs and conferences at organizations focused on underrepresented minorities to ensure that we continue to attract the best talent and increase representation.

Growth and Development:

Investing in our employees’ personal and career growth is an important priority at Intellia.  We aim to provide a wide range of on-the-job development opportunities, as well as in-person, virtual, and off-site training seminars and tools.  Of particular importance is fostering of leaders with our “Manager Bootcamp” series, which aims to refine the leadership and managerial skills of our managers.  Additionally, we offer seminars and tools to our employees focused on career development within the organization.  As part of these initiatives, we conduct an annual development program for our employees to work with their managers to set professional development goals and an action plan.  We also have an internal mentorship program for our R&D employees, who can work with more senior employees to learn new skills.  Our goal is to ensure that our employees have the skills necessary to meet their current responsibilities optimally, as well as develop new skills that they may need in the future.

Compensation, Benefits, Health and Wellness:

We offer a comprehensive compensation package, which includes a competitive salary, health, dental, vision and disability insurance, and a 401(k) match.  In addition, employees generally receive Company equity upon the start of their employment with the Company and on an annual basis, and can also participate in our employee stock purchase program.  We also have a tuition reimbursement program and sponsor immigration applications as appropriate.  To ensure engagement and well-being, our employees have access to our Employee Assistance Program, a free onsite gym, and Company-sponsored employee-led clubs and teams. We are committed to equitable pay, irrespective of gender, race, ethnicity, or sexual orientation, and conduct comprehensive pay equity analyses on a semi-annual basis.  Since the onset of the COVID-19 pandemic, we have taken a flexible approach to supporting our employees in managing their work and personal responsibilities, with a focus on employee wellbeing. We have several new programs that began in 2020 aimed to promote flexibility and wellness for our employees and their families.

Our Community

We take our responsibility as a member of our local community seriously. Through our Cultural Ambassadors program and other initiatives, our employees volunteer to serve and fundraise for homeless shelters, community beautification projects, and educational initiatives, particularly STEM mentoring initiatives, in underserved communities. In addition, we have partnered with the United Negro College Fund and established an Intellia scholarship for college students from under-represented groups pursuing life science majors.

Our Environment

Although we currently have a small ecological footprint, we believe that we can make a difference in protecting our environment. Both of our current office and laboratory facilities in Cambridge, Massachusetts are LEED certified, and we are preparing to occupy a third building in Cambridge in 2021 that also will be LEED certified.  To reduce pollution and avoid traffic congestion, we provide transportation benefits to our employees to encourage the use of non-automobile-based transportation, such as public transportation, cycling, and walking.  In addition, we have on-site recycling and composting programs in all our locations.  As part of our environmental and sustainability efforts, we have replaced plastic utensils and single-use drinkware with reusable and washable cutlery and glassware.  In addition, the care packages that we sent to our employees during the COVID pandemic included mostly locally sourced, environmentally friendly and biodegradable items.

Communication with the Directors of Intellia

Any interested party with concerns about our company may report such concerns to the board of directors, or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Intellia Therapeutics, Inc.
40 Erie Street
Cambridge, Massachusetts 02139
United States

You may submit your concern anonymously or confidentially by postal mail.  You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Intellia’s legal counsel and a copy of such communication may be retained for a reasonable period of time.  The recipient director may discuss the matter with Intellia’s legal counsel, with independent advisors, with non-management directors, or with Intellia’s management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if, for example, they relate to important substantive matters and include suggestions or comments that may be important for other directors to know.  In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we may receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Intellia regarding accounting, internal accounting controls or audit matters, and the confidential, anonymous submission by employees or other persons of concerns regarding questionable accounting, internal accounting controls or auditing matters.  Intellia has established a toll-free telephone number and email for reporting concerns regarding these and other compliance matters.  Reports can be made anonymously and will be forwarded to the chairperson of the audit committee of the board of directors and Intellia’s chief compliance officer.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the Company’s executive compensation program as it relates to the following “named executive officers.”

•	John M. Leonard, M.D., our president and chief executive officer
•	Glenn G. Goddard, our executive vice president, chief financial officer
•	David Lebwohl, M.D., our executive vice president, chief medical officer
•	Andrew D. Schiermeier, Ph.D., our executive vice president, chief operating officer
•	Laura Sepp-Lorenzino, Ph.D., our executive vice president, chief scientific officer

The following discussion should be read together with the compensation tables and related disclosures set forth below.

Executive Summary and Company Background

We are a leading clinical-stage genome editing company, focused on developing proprietary, potentially curative CRISPR/Cas9-based therapeutics. CRISPR/Cas9, an acronym for Clustered, Regularly Interspaced Short Palindromic Repeats (“CRISPR”)/CRISPR associated 9 (“Cas9”), is a technology for genome editing, the process of altering selected sequences of genomic deoxyribonucleic acid (“DNA”). We believe the breakthrough CRISPR/Cas9 technology has the potential to transform medicine by both producing therapeutics that may permanently edit and/or correct disease-associated genes in the human body with a single treatment course and creating engineered cell therapies. Our combination of deep scientific, technical and clinical development experience, and proprietary innovations in genome editing and delivery technologies, along with our intellectual property (“IP”) portfolio, puts us in a position to unlock broad therapeutic applications of the CRISPR/Cas9 technology and create new classes of therapeutic products.

Our mission is to transform the lives of people with severe diseases by developing curative genome editing treatments. We believe we can deliver on our mission and provide long-term benefits for all of our stakeholders by focusing on four key elements:

•	Develop curative CRISPR/Cas9-based medicines;
•	Advance our science;
•	Be the best place to make therapies; and
•	Focus on long-term sustainability.

We are cognizant that, to be successful, we need to recruit and retain executives that have excellent scientific, business and functional expertise, broad experience in the biopharmaceutical industry, and capability to produce desired strategic and operational results.  Accordingly, our executive officers’ compensation accounts for the individual’s expertise and experience, as well as his or her contribution to our Company’s objectives for the year based on our operational and individual performance metrics, and the need to incent long-term execution. This approach to executive compensation is aligned with the interests of our stockholders because it ensures that we can attract and retain key leaders while ensuring that each is incentivized to deliver optimal results for the Company.

Objectives of the Compensation Programs

The goals of our compensation programs are to ensure that the interests of our employees, including our named executive officers, are aligned with the interests of our stockholders and our business goals, and that the total compensation paid to each of our named executive officers is fair, reasonable and competitive.

We provide our executive officers with a significant portion of their compensation through equity awards, to promote the maximization of stockholder value by aligning the interests of our executive officers and stockholders, as well as cash incentive compensation based upon the achievement of corporate objectives for the year, including our operational and individual performance metrics. Our programs were specifically designed to align named executive officer and stockholder interests as the amount of compensation a named executive officer receives will vary based on our corporate performance against objective corporate goals. In addition, our named executive officers derive value from equity compensation from the appreciation in the price of shares of our common stock, which in the future is likely to fluctuate based on our corporate performance in relation to corporate goals.

The Company, including its board of directors and its compensation and talent development committee (the “compensation committee”), considers a myriad of factors in making compensation decisions.  Among these factors are the current and expected local, national and international market conditions; compensation practices of peer biopharmaceutical companies; the Company’s market value and financial position; and the talent market, including the availability of, and demand for, particular skills and expertise.  We expect that we will continue to take these factors into account as we make compensation decisions in 2021 and beyond.

Components and Objectives of the Compensation Program

The compensation programs for our executive officers are designed to provide the following:

Compensation Element	Objective	Features
Base salary	To attract and retain highly skilled executives.	Fixed component of pay to provide financial stability, based on responsibilities, experience and individual contributions.
Annual cash incentive program	To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; and motivate and attract executives.	Variable component of pay based on annual corporate and individual quantitative and qualitative goals.
Equity incentive compensation	To encourage executives and other employees to focus on long-term Company performance; promote retention; and reward outstanding Company and individual performance.

Typically subject to multi-year vesting based on continued service, and are primarily in the form of stock options and restricted stock units, the value of which depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term.

2020 Say-on-Pay Vote

At our 2020 Annual Meeting of Stockholders (the “2020 Annual Meeting”), our Say-on-Pay proposal was approved, on an advisory basis, with approximately 98.5% support.

While we view the strong support expressed in the Say-on-Pay proposal as a general endorsement of our compensation program, as part of our commitment to stockholder engagement and responsiveness, after the 2020 Annual Meeting, we engaged with select top stockholders to discuss their perspective regarding, among other things, our executive compensation program, including our decisions and disclosures, and other governance practices.  Throughout 2020, we reached out to select top stockholders to specifically request feedback on these matters, and we met via teleconference with all stockholders who expressed interest and availability to provide feedback.  Our Company was represented by certain of our named executive officers, along with other senior managers and employees in our legal, human resources, and investor relations functions. This stockholder outreach supplements our standard practice of engaging with stockholders on a regular basis as part of our investor relations program, during which we are open to discuss any topic or issue raised by our stockholders, including, but not limited to, our business strategy, status of research and development programs, our executive compensation program and general corporate governance topics. We shared the feedback received with our board of directors and its committees throughout the year.  We value feedback from our stockholders and continue to evaluate other feedback received to determine what actions are appropriate and in the best interest of our stockholders and the Company, including the timing and scope of any potential actions.

Compensation Program Governance

In addition to our direct compensation elements, the following features of our compensation program are designed to align our executive team with stockholder interests and with market best practices:

What We Do	What We Don’t Do

✓  Maintain an industry-specific peer group for benchmarking compensation

✓  Target compensation based on market norms

✓  Deliver executive compensation primarily through variable, at-risk and performance-based pay

✓  Offer market-competitive benefits to executives that are consistent with the rest of our employees

✓  Consult with an independent compensation expert on current compensation data, levels and practices for our industry, location and corporate characteristics

✓  Require our named executive officers and any other executive vice presidents to maintain specified levels of stock ownership

✓  Stockholder outreach with thoughtful consideration of feedback received

✓ Caps on payment under our annual cash incentive plan

×  Allow short sales or margin calls of equity or non-approved  hedging or pledging

×  Allow for re-pricing of stock options without stockholder approval

×  Provide excessive perquisites

×  Provide supplemental executive retirement plans

×  Provide tax gross-up payments for any change in control payments

×  Provide cash or equity severance compensation upon a change in control unless employment is terminated (i.e., requires a “double trigger”)

Role of the Compensation and Talent Development Committee in Setting Executive Compensation

Our board of directors and its compensation committee annually review the compensation for each of our executive officers in relation to our peers (see “Defining and Comparing Compensation to Market Benchmarks” section below).  In setting executive cash compensation (base salaries and incentive cash bonuses) and granting equity incentive awards, the compensation committee and the board of directors consider compensation for comparable positions in the market; the qualifications, experience and historical compensation levels of our executives; each officer’s individual performance as compared to our expectations and objectives; our desire to motivate the executive to achieve short- and long-term results that are in the best interests of our stockholders; and the desire and need to ensure the executive’s long-term commitment to our Company.  The compensation committee and the board of directors generally target compensation for each executive officer to be competitive with the compensation provided by our peers for the same or a similar position.  They use independent third-party benchmark analytics to inform compensation decisions on each executive, including the mix of base salary, bonus and long-term incentives.

Our board of directors or our compensation committee has historically determined the compensation of each of our executives.  Our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer.  Based on those discussions and its discretion, taking into account the factors noted above as well as considerations specific to each executive officer (including, but not limited to, each executive officers’ experience, education, and responsibilities), the compensation committee then approves, or recommends to the board of directors for approval, the compensation for each executive officer.  Compensation determinations for our executive officers are made without members of management present.  In 2020, the compensation committee continued to retain the services of Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), as its external compensation consultant, and the board of directors and the compensation committee considered Radford’s data, analysis and recommendation on certain compensation matters as they deemed appropriate before ultimately setting compensation for the Company’s executive officers.

Role of the Compensation Consultant

We develop our compensation programs after reviewing publicly available compensation data and subscription survey data for our peer group, provided by Radford.  For 2020, our compensation committee continued to engage Radford as its independent compensation consultant, to advise on executive compensation matters including: overall compensation program design (including our performance-based equity award program), peer group development and updates, and director and executive compensation benchmarking.  Radford reports directly to our compensation committee.  Our compensation committee has assessed the independence of Radford consistent with Nasdaq listing standards and has concluded that the engagement of Radford does not raise any conflict of interest.

Defining and Comparing Compensation to Market Benchmarks

In evaluating the total compensation of our named executive officers, our compensation committee, using information provided by Radford, establishes a peer group of publicly traded companies in the biopharmaceutical and biotechnology industries that is selected based on a balance of the following criteria:

•	companies whose location, strategic focus, number of employees, development stage and market capitalization are similar, though not necessarily identical, to ours;
•	companies with similar executive positions to ours;
•	companies against which we believe we compete for executive and employee talent; and
•	public companies generally based in the United States (“U.S.”), whose compensation and financial data are available in proxy statements or through widely available compensation surveys.

Based on these criteria, our peer group for 2020, as approved by our compensation committee, was comprised of the following 19 companies:

Adverum Biotechnologies, Inc.	Denali Therapeutics, Inc.	REGENXBIO, Inc.
Atara Biotherapeutics, Inc.	Editas Medicine, Inc.	Rubius Therapeutics, Inc.
Audentes Therapeutics, Inc.	Fate Therapeutics, Inc.	Sangamo Therapeutics, Inc.
AVROBIO, Inc.	Homology Medicines, Inc.	Voyager Therapeutics, Inc.
Cellectis S.A.	Moderna, Inc.	Wave Life Sciences Ltd.
CRISPR Therapeutics AG	Precision Biosciences, Inc.	Xencor, Inc.
ZIOPHARM Oncology, Inc.

We believe that the compensation practices of our 2020 peer group provided us with appropriate compensation data for evaluating the competitiveness of the compensation of our named executive officers during 2020.

Notwithstanding any potential similarities with the 2020 peer group, due to the nature of our business, we compete for executive talent with many public companies that are larger and more established than we are or that possess greater resources than we do, and with smaller private companies that may be able to offer greater equity compensation potential.  Our compensation committee generally targets both cash and long-term incentive compensation for our executive officers at approximately the 50th percentile of our peer group.  Although the compensation committee and the board of directors target compensation per the above, they also consider other criteria, including market factors, the experience level of the executive and the executive’s performance against established Company goals, in determining variations to this general target range.

Other Key Performance Factors in Determining Executive Compensation

As the biopharmaceutical industry is characterized by a very long product development cycle, including a lengthy research and development period and a rigorous approval phase involving clinical studies and governmental regulatory and marketing approval, many of the traditional benchmarking metrics, such as product sales, revenues and profits are inappropriate for an early stage biopharmaceutical company such as Intellia. Instead, the specific performance factors our compensation committee considers when determining the compensation of our named executive officers include:

•	initiation and progress of preclinical and clinical studies for our product candidates;
•	key research and development achievements;
•	establishment and maintenance of key strategic relationships and new business initiatives, including financings; and
•	development of organizational capabilities to manage, protect and sustain our operational and strategic execution and growth.

These performance factors are considered by our compensation committee and board of directors in connection with our annual performance reviews described below and are a critical component in the determination of annual cash and equity incentive awards for our executives.

2020 Base Salary

We provide base salaries to our named executive officers to compensate them with a fair and competitive base level of compensation for services rendered during the year.  Prior to making its decision, our compensation committee typically reviews and discusses management’s proposed compensation with the chief executive officer for all executives other than the chief executive officer.

Effective January 1, 2020, our compensation committee approved merit increases in base salary for each of our then-serving named executive officers. The table below sets forth the 2020 base salary, 2019 base salary and the adjustments to base salary for each of our named executive officers for 2020:

Name	2019 Base Salary ($)	2020 Base Salary ($)	% Increase over 2019
John M. Leonard, M.D.	559,200	580,000	3.7%
Glenn G. Goddard	383,000	407,000	6.3%
David Lebwohl, M.D. (1)	N/A	445,000	N/A
Andrew D. Schiermeier, Ph.D.	440,000	455,400	3.5%
Laura Sepp-Lorenzino, Ph.D.	400,000	420,000	5.0%

(1)	Dr. Lebwohl was appointed as executive vice president, chief medical officer effective April 30, 2020.

2020 Annual Cash Incentive Program

Our compensation committee aims to determine an appropriate mix of cash payments and equity incentive awards to incentivize each executive to meet short- and long-term goals and objectives. In December 2019, our compensation committee approved the annual performance-based cash incentive program for 2020, including the opportunity for eligible participants to achieve incentive awards above established bonus targets based on the Company’s performance against 2020 corporate goals.

The table below shows the target award under the annual performance-based cash incentive program as a percentage of each named executive officer’s annual base salary in 2020, the target cash award opportunity in dollars for 2020 and the actual cash bonus payments to our named executive officers for 2020 performance, which were paid in February 2021, as well as the actual bonus payment as a percentage of the target award opportunity. The details regarding the determination of these cash bonus awards are discussed below.

Name	2020 Target Cash Incentive Award (% of 2020 Base Salary)	2020 Target Cash Incentive Award Opportunity ($)	2020 Cash Incentive Award Payment ($)	2020 Actual Cash Incentive Award Payment (% of 2020 Target Cash Incentive Award Opportunity)
John M. Leonard, M.D.	55%	319,000	319,000	100%
Glenn G. Goddard	40%	162,800	146,520	90%
David Lebwohl, M.D.	40%	178,000	178,000	100%
Andrew D. Schiermeier, Ph.D.	40%	182,160	173,052	95%
Laura Sepp-Lorenzino, Ph.D.	40%	168,000	184,800	110%

Under the 2020 annual performance-based cash incentive program, awards were determined by the following formula:

Base Salary	X	Target Bonus Percentage	X	Start Date Proration (if any)	X	Individual Achievement (0-120%)	X	Corporate Achievement (0-100%)	=	Annual Performance-based Cash Bonus Earned

Dr. Leonard’s 2020 bonus was entirely based on his leadership and execution in ensuring that the Company met its corporate goals for the year. Mr. Goddard and Drs. Lebwohl, Schiermeier and Sepp-Lorenzino’s individual performance toward corporate goals relevant to their functions in 2020 was considered in determining their overall performance and final award.  The compensation committee determines each named executive officer’s individual performance by considering the performance relative to the executive officer’s functional attainments and impact on corporate goals, as well as other factors related to conformance with the Company’s core values and policies and the expected competencies and skills for the executive’s job.

Based on these considerations, the compensation committee determined that, based on their respective overall performances, Mr. Goddard achieved 90% of his target, Dr. Lebwohl achieved 100% of his target, and Dr. Schiermeier achieved 95% of his target. The compensation committee determined that Dr. Sepp-Lorenzino achieved 110% of her target for overall performance due to exceptional performance in 2020.

In making its determination regarding awards under the 2020 annual performance-based cash incentive program, our compensation committee considered our success against our 2020 corporate goals. The 2020 corporate goals approved by our board of directors and compensation committee, the relative weightings assigned to each goal at the beginning of the year, our actual achievement during the performance period as a percentage of target and the weighted performance against these corporate goals for 2020, as approved by our compensation committee, were as follows:

2020 Corporate Goal Categories	Relative Weighting	Actual Achievement for 2020 (%)
Develop Curative CRISPR-Based Medicines	55%	55%
Advance our Science	23%	23%
Build for Long-Term Sustainability	7%	7%
Be the Best Place to Make Therapies	15%	15%

Specific achievements that the compensation committee and the board of directors reviewed to support the “Actual Achievement for 2020”, above, include the following:

Develop Curative CRISPR-Based Medicines:

•	We dosed our first patient with NTLA-2001 for the treatment of transthyretin amyloidosis, the first-ever systemically delivered CRISPR-based therapeutic.
•	We nominated an additional development candidate, NTLA-2002 for the treatment of hereditary angioedema by systemic delivery.
•	We demonstrated preclinical proof of concept for NTLA-2002 and our first engineered T cell therapy candidate, NTLA-5001 for the treatment of acute myeloid leukemia.
•	We continued to advance IND-enabling activities for NTLA-5001 and NTLA-2002.

Advance our Science:

•	We expanded our Regeneron collaboration to apply our proprietary targeted insertion technology to develop therapeutics to treat hemophilia A and B.
•	We demonstrated the modularity of our proprietary insertion technology with two transgenes (Factor 9 and SERPINA1) that durably produce normal levels of protein in non-human primates.

Build for Long-Term Sustainability:

•

We ended 2020 with a strong cash position of $597 million, which will enable us to fund our ongoing operating expenses and capital expenditure requirements at least through the next twenty-four months.

•	We secured supply chain and relevant materials and systems to support our current and projected clinical trials for our systemically delivered and engineered cell therapies.
•	We continue to protect our innovation and nominated product candidates by executing on our IP strategy.

Be the Best Place to make Therapies:

•	We retained an engaged and skilled workforce by executing on employee survey action plans and our talent development strategy in accordance with approved timelines.

Long-Term Incentives

Our long-term incentive program is designed to:

•	reward demonstrated leadership and performance;
•	align our named executive officers’ interests with those of our stockholders;
•	retain our named executive officers through the term of the awards;
•	maintain competitive levels of executive compensation; and
•	motivate our named executive officers for outstanding future performance.

The market for qualified and talented executives in the biopharmaceutical industry is highly competitive and we compete for talent with many companies that have greater resources than we do. Accordingly, we believe equity compensation is a crucial component of any competitive executive compensation package we offer.

Historically, our equity awards have generally taken the form of stock options.  We typically grant stock options to each of our executive officers upon commencement of employment, annually in conjunction with our review of individual and corporate performance, or, throughout the year, in connection with a promotion, change of significant responsibilities or as a special incentive.

All equity awards to our executive officers are reviewed and approved by our compensation committee or, in the case of awards to our president and chief executive officer, by the board of directors, and, other than awards to new hires or for promotions, are typically granted annually. Other than for Dr. Lebwohl who joined the Company in April 2020, the board of directors or compensation committee approved a grant, effective March 2020, of time-vested stock options to each of our named executive officers in recognition of achievements and performance during 2019 and for expected continued contributions over the equity vesting period. In connection with his hire, effective May 2020, Dr. Lebwohl was granted a new hire stock option award.

Stock option awards may vary among our executive officers based on their functional responsibilities and annual performance assessments. In addition, our compensation committee reviews all components of an executive’s compensation to ensure that his or her total compensation is consistent with our overall philosophy and objectives. All stock options granted by the Company, including those made to our executives, have exercise prices equal to the fair market value of our common stock on the date of grant, so that the recipient will not recognize any value from his or her stock options unless our share price increases above the exercise price. Accordingly, this portion of our executive officers’ compensation is at risk and is directly aligned with stockholder value creation.

In addition, the stock options granted to our executive officers, including our named executive officers, typically vest over four years. Generally, the stock options we grant to our executives have a ten-year term and vest as to 25% of the shares on the first anniversary of either the grant or vesting commencement date and then, as to the remainder, monthly thereafter in substantially equal installments until the fourth anniversary of either the grant or vesting commencement date. Vesting generally ceases upon termination of service to the Company and exercise rights typically cease three months following termination of service, except in the case of death or disability, or if otherwise modified pursuant to an agreement approved by the compensation committee or the board of directors as described in the “Benefits and Other Compensation” section below. Prior to the exercise of an option, the option holder does not have any rights as a stockholder with respect to the shares subject to such option, including voting rights or the right to receive dividends or dividend equivalents. Because the Company is still in its early clinical research stage and after consulting with its independent compensation consultant, the compensation committee historically has granted time-based vesting stock options and, more recently, restricted stock unit awards, to its employees, including the named executive officers. The compensation committee, however, regularly considers whether equity awards subject to vesting based on the achievement of specified performance metrics should be incorporated into our annual equity compensation program and, on occasion as appropriate, has granted performance-based equity awards to employees, including some of the named executive officers.

The following table sets forth the number of shares of common stock issuable upon exercise of time-based stock options granted to our named executive officers in 2020:

Name	Grant Date	Option Award (# Shares)
John M. Leonard, M.D. (1)	3/2/2020	340,000
Glenn G. Goddard (1)	3/2/2020	125,000
David Lebwohl, M.D. (2)	5/1/2020	200,000
Andrew D. Schiermeier, Ph.D. (1)	3/2/2020	135,000
Laura Sepp-Lorenzino, Ph.D. (1)	3/2/2020	135,000
(1)

In March 2020, our compensation committee (and, in the case of Dr. Leonard, the board of directors) approved the grant of stock options subject to time-based vesting to each of our then-serving named executive officers in recognition of achievements and performance during 2019 and for expected continued contributions over the equity vesting period.

(2)

In April 2020, in connection with the hiring of Dr. Lebwohl as executive vice president, chief medical officer, our compensation committee approved the grant of a stock option subject to time-based vesting to him.

Benefits and Other Compensation

Other compensation to our executives consists primarily of the broad-based benefits we offer to all regular full-time employees, including medical, dental and vision insurance, medical and dependent care flexible spending accounts, group life and disability insurance, an employee stock purchase plan and a 401(k) plan. Named executive officers are eligible to participate in all our employee benefit plans, in each case on the same basis as other employees. Pursuant to our employee stock purchase plan, employees, including our named executive officers, have an opportunity to purchase our common stock at a discount on a tax-qualified basis through payroll deductions. The employee stock purchase plan is designed to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code (the “Code”). The purpose of the employee stock purchase plan is to encourage our employees, including our named executive officers, to become our stockholders and better align their interests with those of our other stockholders.

Our tax-qualified 401(k) plan provides eligible employees with an opportunity to save for retirement on a tax-advantaged deferred basis or as Roth deferrals.  All eligible and participating employees receive a 401(k)-match competitive with other companies in our industry. All participants’ interests in their deferred contributions and associated Company match are 100% vested when deposited.  All contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to each participant’s directions.  The retirement plan is intended to qualify under Section 401(a) of the Code.

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. We currently, and may in the future, provide perquisites to our named executive officers in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make him or her more efficient and effective, and for recruitment and retention purposes.

Our named executive officers are entitled, upon a qualifying termination, to certain severance and/or change in control protections pursuant to their employment agreements. See below for a chart detailing the general terms of these protections.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control	Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control
John M. Leonard, M.D.
Cash Severance	12 months of base salary continuation	Lump sum equal to 2x the sum of base salary + target bonus
Acceleration of Equity Awards	Outstanding awards that would have vested in the following 12 months	100% of outstanding awards
Health Care Continuation	12 months continuation	18 months continuation
All other named executive officers
Cash Severance	9 months of base salary continuation	Lump sum equal to 1.5x the sum of base salary + target bonus
Acceleration of Equity Awards	Outstanding awards that would have vested in the following 9 months	100% of outstanding awards (or 50% of outstanding awards if employed for less than 6 months)
Health Care Continuation	9 months continuation	18 months continuation

We do not offer any defined benefit pension plans or nonqualified deferred compensation arrangements for our employees, including our named executive officers.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers. For taxable years beginning before January 1, 2018, (i) these executive officers consisted of a public corporation’s principal executive officer and up to three other executive officers (other than the principal financial officer) whose compensation is required to be disclosed to stockholders under the Exchange Act, because they are our most highly-compensated executive officers and (ii) qualifying “performance-based compensation” was not subject to this deduction limit if specified requirements were met.

Pursuant to the Tax Cuts and Jobs Act of 2017, for taxable years beginning after December 31, 2017, the remuneration of a public corporation’s principal financial officer is also subject to the deduction limit. In addition, subject to certain transition rules (which apply to remuneration provided pursuant to written binding contracts which were in effect on November 2, 2017 and which are not subsequently materially modified), for taxable years beginning after December 31, 2017, the exemption from the deduction limit for “performance-based compensation” is no longer available. Consequently, for fiscal years beginning after December 31, 2017, all remuneration in excess of $1 million paid to a specified executive will not be deductible.

In designing our executive compensation program and determining the compensation of our executive officers, including our named executive officers, the compensation committee considers a variety of factors, including the potential impact of the Section 162(m) deduction limit. However, the compensation committee will not necessarily limit executive compensation to that which is or may be deductible under Section 162(m). The compensation committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent consistent with its compensation goals. The compensation committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation may result in non-deductible compensation expense.

Taxation of “Parachute” Payments

Sections 280G and 4999 of the Code provide that executive officers and directors who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceed certain prescribed limits, and that the Company (or a successor) may forfeit a deduction on the amounts subject to this additional tax. We have not agreed to provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that the executive officer might owe as a result of the application of Sections 280G or 4999 of the Code.

Section 409A of the Internal Revenue Code

Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director or service provider receives “deferred compensation” that does not satisfy the requirements of Section 409A of the Code. Although we do not maintain a nonqualified deferred compensation plan, Section 409A of the Code may apply to certain severance arrangements, bonus arrangements and equity awards.  We aim to structure all our severance arrangements, bonus arrangements and equity awards in a manner to either avoid the application of Section 409A or, to the extent doing so is not possible, to comply with the applicable requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718 (“FASB ASC 718”) for our stock-based compensation awards. FASB ASC 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and non-employee members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Risk Assessment

We believe that our executive compensation program does not encourage excessive or unnecessary risk taking. As described more fully above, we structure our pay to consist of both fixed and variable compensation, particularly in connection with our pay-for-performance compensation philosophy. We believe this structure motivates our executives to produce superior short- and long-term results that are in the best interests of our Company and stockholders in order to attain our ultimate objective of increasing stockholder value, and we have established, and our board of directors and its compensation committee endorse, several controls to address and mitigate compensation-related risk.  As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

2020 Summary Compensation Table

The following table sets forth the total compensation awarded to, earned by and paid during the fiscal years ended December 31, 2020, December 31, 2019 and December 31, 2018 for each of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
John M. Leonard, M.D.	2020	580,000	319,000	2,722,890	—	13,786	3,635,676
President, Chief Executive Officer	2019	559,200	307,560	—	—	37,026	903,786
	2018	550,000	302,500	7,818,005	1,011,713	26,112	9,708,330

Glenn G. Goddard (5)	2020	407,000	146,520	1,001,063	—	8,928	1,563,511
Executive Vice President, Chief Financial Officer and Treasurer	2019	383,000	153,200	—	—	5,644	541,844
	2018	67,718	51,652	1,896,825	—	218	2,016,413

David Lebwohl, M.D. (6)	2020	298,378	228,000	1,549,720	—	2,690	2,078,788
Executive Vice President, Chief Medical Officer						.

Andrew D. Schiermeier, Ph.D.	2020	455,400	173,052	1,081,148	—	8,928	1,718,528
Executive Vice President, Chief Operating Officer	2019	440,000	167,200	611,897	—	8,778	1,227,875
	2018	408,934	182,600	2,028,554	295,550	9,668	2,925,306

Laura Sepp-Lorenzino, Ph.D. (7)	2020	420,000	184,800	1,081,148	—	4,578	1,690,526
Executive Vice President, Chief Scientific Officer	2019	239,487	204,086	1,318,695	—	221	1,762,489

(1)

The 2020 amounts reflect the annual bonus paid in 2021 for performance in 2020, as discussed under the “Compensation Discussion and Analysis” section’s 2020 Annual Cash Incentive Program, as well as a $50,000 sign-on bonus paid to Dr. Lebwohl pursuant to the terms of his employment agreement.

(2)

The amounts reflect the grant date fair value for time-based and performance-based stock option awards granted during the applicable year.  The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting.  For performance-based stock options, the value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement. See note 11 to the financial statements in our 2020 Annual Report regarding assumptions we made in determining the fair value of option awards.

(3)

The amounts reflect the grant date fair value for performance-based restricted stock unit awards granted during the applicable year.  The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting.  The value reported reflects the value of the award at the grant date based upon the probable outcome of the performance conditions, which is assumed to be the maximum level of achievement.  See note 11 to the financial statements in our 2020 Annual Report regarding assumptions we made in determining the fair value of stock awards.

(4)

The amounts reported for 2020 represent (i) life insurance premiums paid on behalf of each of the named executive officers, (ii) 401(k) match to all participating named executive officers, and (iii) $5,008 in expenses related to travel between Dr. Leonard’s home office and our headquarters in Massachusetts.

(5)	Mr. Goddard was appointed executive vice president, chief financial officer effective October 29, 2018. His annualized base salary for 2018 was $380,000.
(6)	Dr. Lebwohl joined us as executive vice president, chief medical officer effective April 30, 2020. His annualized base salary for 2020 was $445,000.
(7)	Dr. Sepp-Lorenzino joined us as executive vice president, chief scientific officer effective May 28, 2019. Her annualized base salary for 2019 was $400,000.

Grants of Plan-Based Awards

The following table shows information regarding grants of plan-based awards during the fiscal year ended December 31, 2020 to the Company’s named executive officers.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
John M. Leonard, M.D. (1)	3/2/2020	340,000	13.40	2,722,890
Glenn G. Goddard (1)	3/2/2020	125,000	13.40	1,001,063
David Lebwohl, M.D. (1)	5/1/2020	200,000	12.62	1,549,720
Andrew D. Schiermeier, Ph.D. (1)	3/2/2020	135,000	13.40	1,081,148
Laura Sepp-Lorenzino, Ph.D. (1)	3/2/2020	135,000	13.40	1,081,148

(1)

Represent options subject to time-based vesting criteria established by the compensation and talent development committee (the “compensation committee”) and described in the footnotes to the Outstanding Equity Awards at Fiscal Year-End table below.

(2)	The exercise price of these stock options is equal to the closing price of our common stock on the Nasdaq Global Market on the grant date.
(3)

Amounts represent the grant date fair value of the named executive officer’s stock options, calculated in accordance with FASB ASC 718.  For purposes of these calculations, we have disregarded the estimate of forfeitures related to service-based vesting conditions.

Outstanding Equity Awards at Fiscal Year-End

The following table presents information regarding all outstanding equity awards held by each of our named executive officers on December 31, 2020.  All of the outstanding awards were granted under our Amended and Restated 2015 Stock Option and Incentive Plan (the “2015 Plan”).

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date
John M. Leonard, M.D.	2/3/2016	225,234		—	6.83	2/2/2026
	1/6/2017	93,020		1,980	13.88	1/5/2027
	12/12/2017	39,375		18,125	18.30	12/11/2027
	1/25/2018	160,416		59,584	22.78	1/24/2028
	3/21/2018	28,750	(2)	—	23.46	3/20/2028
	12/18/2018	80,000		120,000	14.58	12/17/2028
	3/2/2020	—		340,000	13.40	3/1/2030
Glenn G. Goddard	11/1/2018	48,750		41,250	19.27	10/31/2028
	12/18/2018	8,874		8,876	14.58	12/17/2028
	3/2/2020	—		125,000	13.40	3/1/2030
David Lebwohl, M.D.	5/1/2020	—		200,000	12.62	4/30/2030
Andrew D. Schiermeier, Ph.D.	1/3/2017	175,375		3,125	13.48	1/2/2027
	12/12/2017	20,625		6,875	18.30	12/11/2027
	5/1/2018	24,760	(3)	8,323	20.56	4/30/2028
	12/18/2018	40,500		40,500	14.58	12/17/2028
	8/1/2019	18,333		36,667	18.09	7/31/2029
	3/2/2020	—		135,000	13.40	3/1/2030
Laura Sepp-Lorenzino, Ph.D.	6/3/2019	59,375		90,625	14.25	6/2/2029
	3/2/2020	—		135,000	13.40	3/1/2030

(1)

Time-based stock options vest over four years, with 25% of the shares generally vesting on the first anniversary of the date of grant and the remainder vesting in 36 substantially equal monthly installments over the following three years. Options granted on 3/2/2020 are time-based stock options that vest over four years, with 25% of the shares vesting on January 1, 2021 and the remainder vesting in 36 substantially equal monthly installments over the following three years.

(2)

Represents shares underlying a performance-based stock option that vested as to 1/3 of the shares underlying the award on December 31, 2020, upon commencement of IND-enabling studies for one of our in vivo programs in accordance with the option agreement.  The remaining 2/3 of the shares underlying the award were cancelled in 2020 as the related milestones were not achieved.

(3)

A portion (9,583 shares) represents shares underlying a performance-based stock option that vested as to 1/3 of the shares underlying the award on December 31, 2020, upon commencement of IND-enabling studies for one of our in vivo programs in accordance with the option agreement.  The remaining 2/3 of the shares underlying the award were cancelled in 2020 as the related milestones were not achieved.

Option Exercises and Stock Vested

The following table sets forth, for each of the named executive officers, information with respect to the exercise of stock options or vesting of stock awards during the year ended December 31, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
John M. Leonard, M.D.	180,000	4,052,025	14,375	782,000
Glenn G. Goddard	—	—	—	—
David Lebwohl, M.D.	—	—	—	—
Andrew D. Schiermeier, Ph.D.	1,500	64,650	4,792	260,685
Laura Sepp-Lorenzino, Ph.D.	—	—	—	—

(1)

Calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the closing market price of our common stock on the exercise date.

(2)

Amounts shown in these columns reflect performance-based restricted stock units that vested on December 31, 2020 upon the achievement of certain milestones as of the measurement date.  The value realized on vesting is based on the closing market price per share of our common stock on the NASDAQ Global Select Market on the vesting date, multiplied by the number of restricted stock units that vested.

Employment, Severance and Change in Control Arrangements

During 2020, we did not amend or restate employment agreements that were in place as of January 1, 2020 with any of our named executive officers. In April 2020, we entered into an employment agreement, of similar form to the then-existing named executive officers, with Dr. Lebwohl in connection with his hire.  Each of our named executive officers is employed at will.  The material terms of the employment agreements with our named executive officers are summarized below.

John M. Leonard, M.D.   Dr. Leonard currently receives an annual base salary of $600,000, which is subject to review and adjustment in accordance with Company policy.  Dr. Leonard is also eligible for an annual incentive bonus targeted at 55% of his base salary.  Dr. Leonard is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Glenn G. Goddard  Mr. Goddard currently receives an annual base salary of $419,200, which is subject to review and adjustment in accordance with Company policy.  Mr. Goddard is also eligible for an annual incentive bonus targeted at 40% of his base salary.  Mr. Goddard is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

David Lebwohl, M.D. Dr. Lebwohl currently receives an annual base salary of $458,300, which is subject to review and adjustment in accordance with Company policy.  Dr. Lebwohl is also eligible for an annual incentive bonus targeted at 40% of his base salary.  Dr. Lebwohl is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Andrew D. Schiermeier, Ph.D. Dr. Schiermeier currently receives an annual base salary of $469,000, which is subject to review and adjustment in accordance with Company policy.  Dr. Schiermeier is also eligible for an annual incentive bonus targeted at 40% of his base salary.  Dr. Schiermeier is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Laura Sepp-Lorenzino, Ph.D. Dr. Sepp-Lorenzino currently receives an annual base salary of $441,000, which is subject to review and adjustment in accordance with Company policy.  Dr. Sepp-Lorenzino is also eligible for an annual incentive bonus targeted at 40% of her base salary.  Dr. Sepp-Lorenzino is also eligible to participate in employee benefit plans generally available to all of our employees, subject to the terms of those plans.

Each of our named executive officers has entered into a standard form agreement with respect to proprietary information and assignment of inventions.  Among other things, this agreement obligates each named executive officer to refrain from disclosing any of our proprietary information received during the course of employment and to assign to us any inventions conceived or developed during the course of employment.  With respect to Drs. Leonard and Schiermeier, such agreement also provides that during the period of their employment and for six months thereafter, they will not compete with us and will not solicit our employees, consultants, customers or suppliers.  Because of the Massachusetts non-compete law that became effective on, and applied to employees hired after, October 1, 2018, we separated the non-competition provisions from the other provisions in our standard form agreement.  Accordingly, upon their respective employment commencement, we entered into the standard form agreement with Mr. Goddard and Drs. Lebwohl and Sepp-Lorenzino with regards to proprietary information and assignment of inventions as previously described except that the agreement does not contain non-competition obligations.  With regards to non-competition obligations, we entered into separate agreements with Mr. Goddard (on October 29, 2018), Dr. Lebwohl (on April 30, 2020) and Dr. Sepp-Lorenzino (on May 28, 2019) under which, as required by state law, we have agreed to pay each of them, respectively, 50% of his or her base salary if we decide to enforce the non-competition obligation following the period of his or her respective employment; provided that any severance payments Mr. Goddard or Drs. Lebwohl and Sepp-Lorenzino would be entitled to receive will be reduced by the amount that Mr. Goddard or Drs. Lebwohl and Sepp-Lorenzino is entitled to receive under his or her employment agreement (described below), respectively, if the non-competition agreement is enforced.

Pursuant to separate employment agreements with our named executive officers, if a named executive officer’s employment is terminated by us without cause, as defined in the employment agreements, or by the named executive officer for good reason, as defined in the employment agreements, and subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officer will be entitled to receive: (i) an amount equal to 12 months of base salary in the case of Dr. Leonard, or nine months of base salary in the case of the other named executive officers, in each case, payable in substantially equal installments over the 12 or nine months following termination, as applicable, and (ii) if the named executive officer is participating in our group health plan immediately prior to his or her termination, we will continue to pay our portion of coverage until 12 months following termination in the case of Dr. Leonard, or nine months following termination in the case of the other named executive officers, or, if earlier, the end of the executive officer’s COBRA health continuation period, in an amount equal to the amount that we would have made to provide health insurance to the executive officer had he or she remained employed with us.  In addition, except as otherwise provided in the applicable award agreement, all equity awards held by the named executive officer or by entities to which the named executive officer has properly transferred such awards that would have vested in the 12-month period following termination in the case of Dr. Leonard or the nine-month period following termination in the case of the other named executive officers had the named executive officer remained employed by us during such period will accelerate and vest as of the date of termination.  In lieu of the payments and benefits described above, in the event that the named executive officer’s employment is terminated by us without cause or the named executive officer resigns for good reason, in either case within 24 months following a change in control, as defined in the employment agreements, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor, the named executive officer will be entitled to receive (i) a lump sum cash payment equal to two times in the case of Dr. Leonard, or 1.5 times in the case of the other named executive officers, the sum of (A) the officer’s then-current base salary, or the officer’s base salary in effect immediately prior to the change in control, if higher, and (B) the officer’s target annual cash incentive compensation for the then-current year, (ii) if the officer is participating in our group health plan immediately prior to his or her termination, we will continue to pay our portion of coverage until 18 months following termination or, if earlier, the end of the officer’s COBRA health continuation period in an amount equal to the amount that we would have made to provide health insurance to him or her had he or she remained employed with us and (iii) except as otherwise provided in the applicable award agreement, (A) if the named executive officer was employed by the Company for at least six consecutive months immediately prior to the change in control, full acceleration of all equity awards held by the officer or by entities to whom the officer has properly transferred such awards or (B) if the named executive officer was employed by the Company for less than six consecutive months immediately prior to the change in control, acceleration of 50% of all equity awards held by the officer or by entities to whom the officer has properly transferred such awards.

Estimated Payment and Benefits Upon Termination or Change of Control

The amount of compensation and benefits payable to each named executive officer who was employed on December 31, 2020 under our current employment agreements in various termination and change in control situations has been estimated in the tables below.  The value of the equity vesting acceleration was calculated for each of the tables below based on the assumption that the change in control and the named executive officer’s employment termination occurred on December 31, 2020.  The per share closing price of the Company’s stock on the Nasdaq Global Market as of December 31, 2020 was $54.40, which was used as the value of a share of the Company’s stock in the change in control for the calculations below.  The value of the option vesting acceleration was calculated by multiplying the number of shares underlying unvested options subject to vesting acceleration as of December 31, 2020, by the difference between the per share closing price of the Company’s stock as of December 31, 2020, and the per share exercise price for such shares underlying unvested options.

The following table describes the potential payments and benefits upon employment termination for Dr. Leonard, as if his employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
John M. Leonard, M.D.
Cash Severance	$580,000	(1)	$1,798,000	(2)
Acceleration of Equity Awards	9,153,289	(3)	16,558,679	(4)
Health Care Continuation	-	(5)	—	(5)
Total	$9,733,289		$18,356,679

(1)	Base salary continuation for 12 months.
(2)	Two times the sum of (a) 2020 base salary, and (b) 2020 target annual cash incentive compensation.
(3)	Value attributable to 12 months of acceleration of outstanding equity awards.
(4)	Value attributable to acceleration of 100% of outstanding equity awards.
(5)	Dr. Leonard was not participating in our group health plan as of December 31, 2020.

The following table describes the potential payments and benefits upon employment termination for all of our named executive officers other than Dr. Leonard, as if his or her employment terminated as of December 31, 2020.

Executive Benefits and Payment upon Termination	Termination by Company without Cause or Voluntary Resignation for Good Reason Not in Connection with a Change in Control ($)		Termination by Company without Cause or Voluntary Resignation for Good Reason within 24 Months Following a Change in Control ($)
Glenn G. Goddard
Cash Severance	$305,250	(1)	$854,700	(2)
Acceleration of Equity Awards	2,860,743	(3)	6,927,555	(4)
Health Care Continuation	17,357	(5)	34,714	(6)
Total	$3,183,350		$7,816,969

David Lebwohl, M.D.
Cash Severance	$333,750	(1)	$934,500	(2)
Acceleration of Equity Awards	2,959,403	(3)	8,356,000	(4)
Health Care Continuation	17,357	(5)	34,714	(6)
Total	$3,310,510		$9,325,214

Andrew D. Schiermeier, Ph.D.
Cash Severance	$341,550	(1)	$956,340	(2)
Acceleration of Equity Awards	3,748,556	(3)	9,136,836	(4)
Health Care Continuation	14,269	(5)	28,539	(6)
Total	$4,104,375		$10,121,715

Laura Sepp-Lorenzino, Ph.D.
Cash Severance	$315,000	(1)	$882,000	(2)
Acceleration of Equity Awards	3,435,469	(3)	9,173,594	(4)
Health Care Continuation	17,357	(5)	34,714	(6)
Total	$3,767,826		$10,090,308

(1)	Base salary continuation for nine months.
(2)	One and a half times the sum of (a) 2020 base salary, and (b) 2020 target annual cash incentive compensation.
(3)	Value attributable to nine months of acceleration of outstanding equity awards.
(4)	Value attributable to acceleration of 100% of outstanding equity awards.
(5)	Payment of the COBRA health insurance premiums until the earlier of (a) nine months following the date of termination, or (b) the end of the COBRA health continuation period.
(6)	Payment of the COBRA health insurance premiums until the earlier of (a) 18 months following the date of termination, or (b) the end of the COBRA health continuation period.

Equity Compensation Plan Information

The following table provides information as of December 31, 2020 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by stockholders(1)	7,171,376	$15.43	(2)	3,334,511	(3)
Equity compensation plans not approved by stockholders	—	—		—
Total	7,171,376	$15.43		3,334,511

(1)	Includes the following plans: our 2015 Plan and the 2016 Employee Stock Purchase Plan (the “2016 ESPP”).
(2)	Since restricted stock units do not have any exercise price, such units are not included in the weighted-average exercise price calculation.
(3)

As of December 31, 2020, a total of 2,006,412 shares of our common stock have been reserved for issuance pursuant to the 2015 Plan, which number excludes the 2,649,362 shares that were added to the plan as a result of the automatic annual increase on January 1, 2021. The 2015 Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2017, by 4% of the outstanding number of shares of our common stock on the immediately preceding December 31 or such lesser number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The shares of common stock underlying any awards that are forfeited, cancelled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, that expire or are otherwise terminated, other than by exercise, under the 2015 Plan will be added back to the shares of common stock available for issuance under the 2015 Plan.  As of December 31, 2020, a total of 1,328,099 shares of our common stock have been reserved for issuance pursuant to the 2016 ESPP. The 2016 ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2017, by the least of (i) 500,000 shares of our common stock, (ii) 1% of the outstanding number of shares of our common stock on the immediately preceding December 31 or (iii) such number of shares as determined by the compensation committee. This number will be subject to adjustment in the event of a stock split, stock dividend or other change in our capitalization. The compensation committee determined that the number of shares available for purchase under the 2016 ESPP as of December 31, 2020 was adequate for use in 2021 and determined that there should be no evergreen increase for January 1, 2021.

CEO Pay Ratio

Our compensation and benefits philosophy and the overall structure of our compensation and benefit programs are broadly similar across the organization to encourage and reward all employees who contribute to our success. We strive to ensure the pay of each of our employees reflects the level of their job impact and responsibilities and is competitive within our peer group. Compensation rates are benchmarked and are generally set to be market-competitive in the country in which the jobs are performed. Our ongoing commitment to pay equity is critical to our success in supporting a diverse workforce with opportunities for all employees to grow, develop and contribute.

Under rules adopted pursuant to the Dodd-Frank Act, we are required to calculate and disclose the total compensation paid to our median paid employee, as well as the ratio of the total compensation paid to the median employee as compared to the total compensation paid to our chief executive officer (the “CEO Pay Ratio”). The paragraphs that follow describe our methodology and the resulting CEO Pay Ratio.

We identified the median employee using our employee population on December 31, 2020 (including all employees, whether employed on a full-time, part-time, seasonal or temporary basis).

We identified the median employee by looking at W-2 compensation, plus estimated bonus, the fair market value of equity grants, life and disability insurance, and the estimated value of 401(k) match (whether vested or not) as of December 31, 2020. We did not perform adjustments to the compensation paid to part-time employees to calculate what they would have been paid on a full-time basis. In identifying the median employee, we did not make any cost-of-living adjustments. Once the median employee was identified, we calculated the median employee’s annual target total direct compensation in accordance with the requirements of the Summary Compensation Table.

Our median employee’s compensation as calculated using Summary Compensation Table requirements was $141,231. Our chief executive officer’s compensation as reported in the Summary Compensation Table was $3,635,676. Therefore, our CEO Pay Ratio is approximately 26:1.

This information is being provided for compliance purposes and is a reasonable estimate calculated in a manner consistent with SEC rules, based on our internal records and the methodology described above. The SEC rules for identifying the median compensated employee allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. Accordingly, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may use different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. Neither the compensation committee nor management of the Company used the CEO Pay Ratio measure in making compensation decisions.

Director Compensation

The table below shows all compensation paid to our non-employee directors during 2020.

Name (1)	Fees Earned or Paid In Cash ($) (2)	Option Awards ($) (3) (4)	Total($)
Fred Cohen, M.D., D.Phil.	45,000	236,164	281,164
John Crowley (5)	9,892	443,992	453,884
Caroline Dorsa	60,000	236,164	296,164
Jean-François Formela, M.D.	—	236,164	236,164
Jesse Goodman, M.D., M.P.H.	44,000	236,164	280,164
Perry Karsen (6)	56,276	236,164	292,440
Frank Verwiel, M.D.	78,224	236,164	314,388

(1)

The aggregate number of shares of our common stock underlying stock options outstanding as of December 31, 2020 for the non-employee members of the board of directors were: Dr. Cohen 76,000; Mr. Crowley 38,000; Ms. Dorsa 107,764; Dr. Formela 99,529; Dr. Goodman 76,000; Mr. Karsen 19,000; and Dr. Verwiel 95,000.

(2)

Amounts represent cash compensation for services rendered by each member of the board of directors.  Dr. Formela waived his right to receive cash compensation for his service on our board of directors during 2020.

(3)

In June 2020, each of Dr. Cohen, Ms. Dorsa, Dr. Formela, Dr. Goodman, Mr. Karsen and Dr. Verwiel was granted an option to purchase 19,000 shares of common stock. Mr. Crowley was granted an option to purchase 38,000 shares upon his initial election to the board of directors in October 2020.

(4)

Amounts shown reflect the grant date fair value of option awards granted during 2020.  The grant date fair value was computed in accordance with FASB ASC 718, disregarding the effect of estimated forfeitures related to service-based vesting.  See note 11 to the financial statements in our 2020 Annual Report regarding assumptions we made in determining the fair value of option awards.

(5)	Mr. Crowley was elected to the board of directors in October 2020.
(6)	Mr. Karsen served on our board of directors from April 2016 to December 2020.

During 2020, we did not provide any compensation, including cash payments or equity awards, to Dr. Leonard for his service as a director.  Compensation paid to Dr. Leonard as an executive officer during 2020 is set forth under “Executive Officer Compensation—Summary Compensation Table.”

During 2020, we compensated our non-employee directors with a cash retainer for service on the board of directors and for service on each committee on which the director is a member.  The chairperson of the board and of each committee receives a higher retainer for such service.  These fees are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment is prorated for any portion of such quarter that the director is not serving on our board of directors.  The fees paid to non-employee directors for service on the board of directors and for service on each committee of the board of directors on which the director is a member are as follows:

	Member Annual Fee	Chairperson Additional Annual Fee
Board of Directors	$40,000	$30,000
Audit Committee	7,500	7,500
Compensation and Talent Development Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our board of director and committee meetings.

Non-Employee Director Equity Compensation

Our non-employee director equity compensation is intended to enable us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

In 2020, each non-employee director, upon his or her initial election to our board of directors, received an option to purchase 38,000 shares of our common stock. Additionally, on the date of our Company’s 2020 annual meeting of stockholders, each non-employee director was granted a non-qualified stock option to purchase 19,000 shares of common stock.

Beginning in 2021, each non-employee director, upon his or her initial election to our board of directors, will receive an initial equity award valued at $700,000, with 50% of the value delivered in the form of stock options and 50% delivered in the form of restricted stock units. Also beginning in 2021, on the date of each annual meeting of stockholders of our Company, each non-employee director will receive an annual equity award valued at $350,000, with 50% of the value delivered in the form of stock options and 50% of delivered in the form of restricted stock units.

Our non-employee director compensation policy was approved by the board of directors as recommended by the compensation committee, which consulted with Radford and reviewed market data relating to our peer companies. We target approximately the 60th percentile of our peer group for board compensation and use the same peer group as we use for our named executive officers’ compensation.

To be aligned with their director terms, equity awards granted to non-employee directors upon initial election to the board of directors vest over the three years following the grant date, with 33 1/3% of the shares vesting one year after the date of grant and the remaining portion of the shares vesting thereafter in substantially equal quarterly installments over the next two years, subject to continued service through such date. Equity awards granted to our non-employee directors on the date of each annual meeting vest in full upon the earlier to occur of the first anniversary of the grant date or the date of the next annual meeting of stockholders following the date of grant, subject to continued service as a director through such date.

All equity awards issued to our non-employee directors under our director compensation program will become fully vested upon a change in control of our Company.  In addition, the form of option agreement gives non-employee directors up to three months and one day following cessation of service as a director to exercise the options, to the extent vested at the date of such cessation, provided that the director has not been removed for cause.  The exercise price of options granted to our non-employee directors under our director compensation policy is equal to the fair market value of our common stock on the date of grant.

REPORT OF THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE

The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act.  This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

The compensation and talent development committee has reviewed and discussed the “Compensation Discussion and Analysis” section of this proxy statement with management.  Based on the review and discussions, the compensation and talent development committee recommended to the board of directors that the “Compensation Discussion and Analysis” section be included in this proxy statement, which is incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020.

THE COMPENSATION AND TALENT DEVELOPMENT COMMITTEE OF THE BOARD OF DIRECTORS OF INTELLIA THERAPEUTICS, INC.
John Crowley, Chairperson
Fred Cohen, M.D., D.Phil. Caroline Dorsa Jean-François Formela, M.D.

April 28, 2021

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than compensation arrangements for our directors and named executive officers, which are described elsewhere under the “Executive Officer and Director Compensation” section of this proxy statement, below we describe transactions since January 1, 2020 to which we were a party or will be a party, in which:

•	the amounts involved exceeded or will exceed $120,000; and
•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of, or person sharing the household with, the foregoing persons, had or will have a direct or indirect material interest.

Regeneron Pharmaceuticals, Inc.

Relationship with Regeneron

Regeneron is a greater-than-5% stockholder in our company.

License and Collaboration Agreement

In April 2016, the Company entered into a license and collaboration agreement with Regeneron (the “2016 Regeneron Agreement”). The 2016 Regeneron Agreement has two principal components: (i) a product development component under which the parties will research, develop and commercialize CRISPR/Cas-based therapeutic products primarily focused on genome editing in the liver, and (ii) a technology collaboration component, pursuant to which the Company and Regeneron will engage in research-related activities aimed at discovering and developing novel technologies and improvements to CRISPR/Cas technology to enhance the Company’s genome editing platform.  Under this agreement, the Company also may access the Regeneron Genetics Center and proprietary mouse models to be provided by Regeneron for a limited number of the Company’s liver programs.  At the inception of the 2016 Regeneron Agreement, Regeneron selected the first of its ten targets, transthyretin amyloidosis (“ATTR”), which is subject to a co-development and co-promotion agreement between the Company and Regeneron (the “ATTR Co/Co”).

On May 30, 2020, the Company entered into (i) amendment no. 1 (the “2020 Regeneron Amendment”) to the 2016 Regeneron Agreement, (ii) co-development and co-funding agreements for the treatment of hemophilia A and hemophilia B (the “Hemophilia Co/Co”) agreements and (iii) a stock purchase agreement (the “2020 Stock Purchase Agreement”).  The collaboration expansion builds upon the jointly developed targeted transgene insertion capabilities designed to durably restore missing therapeutic protein, and to overcome the limitations of traditional gene therapy.  The collaboration was extended until April 2024, at which point Regeneron has an option to renew for an additional two years.  The 2020 Regeneron Amendment also grants Regeneron exclusive rights to develop products for five additional in vivo CRISPR/Cas-based therapeutic liver targets and non-exclusive rights to independently develop and commercialize up to 10 ex vivo gene edited products made using certain defined cell types.

Through December 31, 2020, excluding the amounts allocated to Regeneron’s purchase of the Company’s common stock, the Company recorded $145.0 million in upfront payments under the Amended Agreements and $34.8 million primarily for research and development services under the ATTR Co/Co agreement.  Through December 31, 2020, the Company has recognized $123.2 million of collaboration revenue under all arrangements, including $53.0 million, $24.6 million and $20.1 million of collaboration revenue in the years ended December 31, 2020, 2019 and 2018, respectively, in the consolidated statements of operations and comprehensive loss.  This includes $10.7 million, $12.0 million, and $7.5 million primarily representing payments due from Regeneron pursuant to the ATTR Co/Co agreement.  As of December 31, 2020 and 2019, the Company had accounts receivable of $2.1 million and $3.6 million, respectively, and deferred revenue of $73.9 million and $28.8 million, respectively, related to the Amended Agreements.

Equity Placement

Under the 2020 Stock Purchase Agreement, the Company sold to Regeneron 925,218 shares of its common stock, par value $0.0001 per share (the “Common Stock”), for aggregate cash consideration of $30.0 million, or $32.42 per share (the “Equity Transaction”), representing a 100% premium over the volume-weighted average trading price of the Company’s Common Stock during the 30-day period prior to the closing of the Equity Transaction. Under the 2020 Stock Purchase Agreement, Regeneron will not dispose of any shares of Common Stock it beneficially owns in the Company until the termination of the Technology Collaboration Term, including any extensions thereof, subject to limited exceptions.

Further, under the Stock Purchase Agreement, Regeneron has agreed to vote, and cause its affiliates to vote, all shares of the Company’s voting securities that Regeneron is entitled to vote in a manner as recommended by the Company’s board of directors, except with respect to certain change of control transactions, liquidation or dissolution of the Company, issuances of Common Stock, or matters relating to the Company’s stock option or stock purchase plan or other equity compensation arrangements.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers.  These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Policies and Procedures for Related Party Transactions

We have adopted a related party transaction approval policy that governs the review of related party transactions.  Pursuant to this written policy, if we enter into a transaction involving over $120,000 with any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of them, or any other related party, our audit committee must approve such transaction.  Any such transaction must either first be presented to our audit committee for review, consideration or approval, or, if advance review by the committee is not feasible, be reviewed, considered or approved by the committee at its next regularly scheduled meeting.  In approving or rejecting any such transaction, our audit committee is to consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.  Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction must be disclosed to the stockholders, who must approve the transaction in good faith.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of March 31, 2021 by:

•	each of our directors;
•	each of our named executive officers;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own greater-than-5% of our common stock.

The column entitled “Percentage Beneficially Owned” is based on 67,890,334 shares of our common stock outstanding as of March 31, 2021.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock.  Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2021 are considered outstanding and beneficially owned by the person holding the options for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person.  Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable.  Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
Greater than 5% Stockholders:
Ark Investment Management LLC (1)	11,191,670	16.5%
BlackRock, Inc. (2)	5,052,845	7.4%
Regeneron Pharmaceuticals, Inc. (3)	3,702,995	5.5%
Sumitomo Mitsui Trust, Inc. (4)	5,104,362	7.5%
The Vanguard Group, Inc. (5)	5,131,197	7.6%
Directors and Executive Officers:
Fred Cohen, M.D., D.Phil. (6)	57,499	*
John Crowley	-	-
Caroline Dorsa (7)	94,174	*
Jean-François Formela, M.D. (8)	80,529	*
Jesse Goodman, M.D. (9)	50,666	*
John M. Leonard, M.D. (10)	1,102,750	1.6%
Frank Verwiel, M.D. (11)	76,000	*
Glenn Goddard (12)	110,514	*
David Lebwohl, M.D. (13)	50,568	*
Andrew Schiermeier, Ph.D. (14)	363,852	*
Laura Sepp-Lorenzino, Ph.D. (15)	121,408	*
All current executive officers and directors as a group (12 persons) (16)	2,741,623	3.9%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)

The information reported is based on a Schedule 13G, as filed by Ark Investment Management LLC (“Ark”) with the SEC on February 16, 2021. Ark has sole voting power over 8,979,307 shares, shared voting power over 1,384,498 shares, sole dispositive power over 11,191,670 shares and no shared dispositive power.  The address of ARK Investment Management LLC is 3 East 28th Street, 7th Floor, New York, NY 10016.

(2)

The information reported is based on information in a Schedule 13G/A, as filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 29, 2021. All shares are beneficially owned by BlackRock, a parent holding company, and on behalf of its wholly owned subsidiaries (i) BlackRock Life Limited; (ii) BlackRock Advisors, LLC; (iii) BlackRock Capital Management, Inc.; (iv) BlackRock (Netherlands) B.V.; (v) BlackRock Institutional Trust Company, National Association; (vi) BlackRock Asset Management Ireland Limited; (vii) BlackRock Financial Management, Inc.; (viii) BlackRock Japan Co., Ltd.; (ix) BlackRock Asset Management Schweiz AG; (x) BlackRock Investment Management, LLC; (xi) BlackRock Investment Management (UK)

Limited; (xii) BlackRock Asset Management Canada Limited; (xiii) BlackRock (Luxembourg) S.A.; (xiv) BlackRock Investment Management (Australia) Limited; (xv) BlackRock Fund Advisors; and (xvi) BlackRock Fund Managers Ltd. BlackRock has sole voting power over 4,992,404 shares of our common stock and has sole dispositive power over 5,052,845 shares of our common stock. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)	The address for Regeneron is 777 Old Saw Mill River Road, Tarrytown, NY 10591.
(4)

The information reported is based on a Schedule 13G/A, as filed with the SEC by Sumitomo Mitsui Trust Holdings, Inc. (“Sumitomo”) and Nikko Asset Management Co., Ltd. (“NAM”) on February 5, 2021. Sumitomo and NAM both have shared voting and dispositive power over 5,104,362 shares of our common stock.  Sumitomo and NAM are both Japanese parent holding companies of Nikko Asset Management Americas, Inc., which is deemed to beneficially have shared voting power over 4,037,130 shares and shared dispositive power over 5,104,362 shares of our common stock.  The address of Nikko Asset Management Americas, Inc. is 605 Third Avenue, 38th Floor, New York, NY 10158.

(5)

The information reported is based on a Schedule 13G, as filed by The Vanguard Group (“Vanguard”) with the SEC on February 10, 2021. Vanguard has shared voting power with respect to 116,380 shares of our common stock, sole dispositive power with respect to 4,975,163 shares of our common stock, and shared dispositive power with respect to 156,034 shares of our common stock. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(6)	Consists of (i) 30,000 shares of common stock, and (ii) 27,499 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(7)	Consists of (i) 5,410 shares of common stock, and (ii) 88,764 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(8)

Consists of 80,529 shares of common stock issuable upon the exercise of options issued to Dr. Formela that are exercisable within 60 days of March 31, 2021.  1,113,376 shares of our common stock are held directly by Atlas Venture Fund IX, L.P., or Atlas Venture Fund IX.  Atlas Venture Associates IX, L.P., or AVA IX LP, is the general partner of Atlas Venture Fund IX, and Atlas Venture Associates IX, LLC, or AVA IX LLC, is the general partner of AVA IX LP.  Peter Barrett, Bruce Booth, Jean-François Formela, Jeff Fagnan and Ryan Moore are the members of AVA IX LLC and collectively make investment decisions on behalf of Atlas Venture Fund IX.  Dr. Formela as a member of AVA IX LLC is obligated to transfer the economic benefit, if any, received upon the sale of the shares issuable upon exercise of the equity grants to Atlas Venture Advisors, L.P.  As such, Dr. Formela disclaims beneficial ownership of the securities held by Atlas Venture Fund IX for purposes of Section 16 of the Exchange Act, except to the extent of his pecuniary interest therein, if any.

(9)	Consists of 50,666 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(10)

Consists of (i) 718,951 shares of common stock, and (ii) 383,799 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.  On April 25, 2017, Dr. Leonard pledged 145,000 shares of common stock to secure a loan; our audit committee authorized and approved the pledge on April 25, 2017.

(11)	Consists of 76,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(12)	Consists of 110,514 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(13)	Consists of (i) 568 shares of common stock, and (ii) 50,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(14)	Consists of (i) 16,656 shares of common stock, and (ii) 347,196 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(15)	Consists of (i) 1,408 shares of common stock, and (ii) 120,000 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.
(16)	Consists of (i) 1,151,045 shares of common stock, and (ii) 1,590,578 shares of common stock issuable upon the exercise of options exercisable within 60 days after March 31, 2021.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Intellia’s financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Intellia’s independent registered public accounting firm, (3) the performance of Intellia’s internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Intellia’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures.  The independent registered public accounting firm is responsible for performing an audit of Intellia’s financial statements in accordance with the standards of the PCAOB and issuing a report thereon.  The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Intellia for the fiscal year ended December 31, 2020, including internal control testing under Section 404 of the Sarbanes-Oxley Act.  The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees, and the SEC.  In addition, the audit committee received written disclosures and the letter from the independent registered public accounting firm as required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Intellia be included in Intellia’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF INTELLIA THERAPEUTICS, INC. Caroline Dorsa, Chairperson Georgia Keresty, Ph.D., M.P.H. Jean-François Formela, M.D. Frank Verwiel, M.D.

April 28, 2021

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of our documents, including the Notice and, if applicable, the 2020 Annual Report and proxy statement, may have been sent to multiple stockholders in your household.  We will promptly deliver a separate copy of either document to you upon written request to Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary or by emailing IRcontact@intelliatx.com.  If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2022 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2021.  However, if the date of the 2021 Annual Meeting of Stockholders is changed by more than 30 days from the anniversary date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2022 Annual Meeting of Stockholders.  SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.  Stockholder proposals should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our second amended and restated by-laws establish an advance notice procedure for such nominations and proposals.  Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our corporate secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our corporate secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting.  However, in the event that the date of the 2022 annual meeting is advanced by more than 20 days, or delayed by more than 60 days, from the first anniversary of the 2021 annual meeting, a stockholder’s notice must be so received no later than the close of business of the 90th day prior to the 2022 annual meeting or the tenth day following the day on which notice of the date of the 2022 annual meeting was first made, whichever first occurs.  For stockholder proposals to be brought before the 2022 Annual Meeting of Stockholders, the required notice must be received by our corporate secretary at our principal executive offices no earlier than close of business on February 23, 2022 and no later than close of business on March 25, 2022.  Stockholder proposals and the required notice should be addressed to Intellia Therapeutics, Inc., 40 Erie Street, Cambridge, Massachusetts 02139, Attention:  Investor Relations / Corporate Secretary.

In addition to the above, a stockholder who would like to propose a nomination of persons for election to our board of directors must submit the proposal in accordance with the procedures outlined in the nominating and corporate governance committee’s charter, a current copy of which is posted on the corporate governance section of our website, http://ir.intelliatx.com/corporate-governance/documents-charters.  Specifically, all nomination recommendations must include (i) the name and address of record of the stockholder; (ii) a representation that the stockholder is a record holder of Intellia’s securities, or if the stockholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Exchange Act; (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the precedent five (5) full fiscal years of the proposed director candidate; (iv) a description of the qualifications and background of the proposed director candidate which addresses the minimum qualifications and other criteria for membership on our board of directors as set forth in the charter of the nominating and corporate governance committee; (v) a description of all arrangements or understandings between the stockholder and the proposed director candidate; (vi) the consent of the proposed director candidate (A) to be named in the proxy statement relating to Intellia’s annual meeting of stockholders and (B) to serve as a director if elected; and (vii) any other information regarding the proposed director candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC.

INTELLIA THERAPEUTICS, INC. 40 ERIE STREET, SUITE 130 CAMBRIDGE, MA 02139 VOTE BY INTERNET Before The 2021 Annual Meeting of Stockholders (the "Meeting") - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 22, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/NTLA2021 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 22, 2021. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D44418-P54566 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INTELLIA THERAPEUTICS, INC. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following nominees: 1. Election of Directors. Election of the following individuals nominated to serve as Class II directors, for a three-year term ending at the annual meeting of stockholders to be held in 2024. 01) Fred Cohen, M.D., D.Phil. 02) Jean-François Formela, M.D. 03) Frank Verwiel, M.D. The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the appointment of Deloitte & Touche LLP as Intellia's independent registered public accounting firm for the fiscal year ending December 31, 2021. The Board of Directors recommends you vote FOR the following proposal: 3. Approve, on a non-binding advisory basis, the compensation of the named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For Against Abstain For Against Abstain Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held June 23, 2021:The Notice, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com. D44419-P54566 INTELLIA THERAPEUTICS, INC. Annual Meeting of Stockholders June 23, 2021 9:00 AM, EDT This proxy is solicited by the Board of Directors The undersigned hereby appoints John Leonard, M.D., Glenn Goddard and José Rivera, J.D., as proxies, each with the power to act without the other and appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Intellia Therapeutics, Inc.that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held online atwww.virtualshareholdermeeting.com/NTLA2021 on Wednesday, June 23, 2021 at 9:00 AM, EDT and at any adjournment or postponement thereof. Receipt of the Notice of the 2021 Annual Meeting of Stockholders, Proxy Statement and 2020 Annual Report is hereby acknowledged. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side